                                                                  EXECUTION COPY

================================================================================












                              BRIDGE LOAN AGREEMENT

                                   dated as of

                                 August 25, 1998

                                      among

                            PCA INTERNATIONAL, INC.,
                                   as Borrower

                            the Guarantors listed on
                           the signature pages hereto,
                                  as Guarantors


                            THE LENDERS named herein,

               NationsBanc Montgomery Securities LLC, as Arranger


                                       and


                 NationsBridge, L.L.C., as Administrative Agent














================================================================================

                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I. DEFINITIONS........................................................1

SECTION 1.1. DEFINED TERMS....................................................1
SECTION 1.2. INTERPRETATION..................................................19

ARTICLE II. THE CREDIT FACILITY..............................................20

SECTION 2.1. COMMITMENTS TO MAKE BRIDGE LOANS................................20
SECTION 2.2. CONVERSION TO TERM LOANS........................................20
SECTION 2.3. INTEREST; PAYMENT IN KIND OPTION; AND DEFAULT INTEREST..........20
SECTION 2.4. MANDATORY PREPAYMENT............................................21
SECTION 2.5. OPTIONAL PREPAYMENT.............................................22
SECTION 2.6. BREAKAGE COSTS; INDEMNITY.......................................22
SECTION 2.7. EFFECT OF NOTICE OF PREPAYMENT..................................22
SECTION 2.8. PAYMENTS........................................................22
SECTION 2.9. TAXES...........................................................24
SECTION 2.10. RIGHT OF SET OFF; SHARING OF PAYMENTS, ETC.....................26
SECTION 2.11. CERTAIN FEES...................................................27

ARTICLE III. REPRESENTATIONS AND WARRANTIES..................................27

SECTION 3.1. REPRESENTATIONS AND WARRANTIES IN THE CREDIT FACILITY AND
             THE MERGER AGREEMENT............................................27
SECTION 3.2. ORGANIZATION; POWERS............................................27
SECTION 3.3. DUE AUTHORIZATION AND ENFORCEABILITY............................28
SECTION 3.4. NO CONFLICTS....................................................28
SECTION 3.5. NO VIOLATIONS; MATERIAL CONTRACTS...............................29
SECTION 3.6. CAPITAL STOCK; SUBSIDIARIES.....................................29
SECTION 3.7. LIENS...........................................................30
SECTION 3.8. NO VIOLATION OF REGULATIONS OF BOARD OF GOVERNORS OF
             FEDERAL RESERVE SYSTEM..........................................30
SECTION 3.9. GOVERNMENTAL REGULATIONS........................................30
SECTION 3.10. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES...............30
SECTION 3.11. FULL DISCLOSURE................................................31
SECTION 3.12. PRIVATE OFFERING; RULE 144A MATTERS............................31
SECTION 3.13. ABSENCE OF PROCEEDINGS.........................................32
SECTION 3.14. TAXES..........................................................32
SECTION 3.15. FINANCIAL CONDITION; SOLVENCY..................................32
SECTION 3.16. NO MATERIAL ADVERSE CHANGE.....................................32
SECTION 3.17. YEAR 2000 COMPLIANCE...........................................32

ARTICLE IV. COVENANTS........................................................32

SECTION 4.1. FINANCIAL STATEMENTS............................................32
SECTION 4.2. CERTIFICATES; OTHER INFORMATION.................................33
SECTION 4.3. NOTICES.........................................................34
SECTION 4.4. COMPLIANCE WITH LAW.............................................35
SECTION 4.5. PAYMENT OF OBLIGATIONS..........................................35
SECTION 4.6. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE................35
SECTION 4.7. MAINTENANCE OF PROPERTY; INSURANCE..............................36
SECTION 4.8. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS..........36
SECTION 4.9. ENVIRONMENTAL LAWS..............................................36
SECTION 4.10. FINANCIAL COVENANTS............................................37
SECTION 4.11. FEE LETTER.....................................................38
SECTION 4.12. ADDITIONAL GUARANTIES AND STOCK PLEDGES........................38
SECTION 4.13. OWNERSHIP OF SUBSIDIARIES......................................38

SECTION 4.14. USE OF PROCEEDS................................................38
SECTION 4.15. YEAR 2000 COMPLIANCE...........................................38
SECTION 4.16. INDEBTEDNESS...................................................38
SECTION 4.17. LIENS..........................................................39
SECTION 4.18. NATURE OF BUSINESS.............................................39
SECTION 4.19. CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS,
              CAPITAL EXPENDITURES, ETC......................................39
SECTION 4.20. ADVANCES, INVESTMENTS AND LOANS................................40
SECTION 4.21. TRANSACTIONS WITH AFFILIATES...................................40
SECTION 4.22. OWNERSHIP OF EQUITY INTERESTS..................................40
SECTION 4.23. FISCAL YEAR....................................................40
SECTION 4.24. PREPAYMENTS OF INDEBTEDNESS, ETC...............................40
SECTION 4.25. RESTRICTED PAYMENTS............................................41
SECTION 4.26. SALE LEASEBACKS................................................41
SECTION 4.27. LICENSE AGREEMENTS.............................................41
SECTION 4.28. EXCHANGE OF TERM NOTES.........................................41
SECTION 4.29. CHANGE OF CONTROL..............................................42

ARTICLE V. CONDITIONS........................................................42

SECTION 5.1. CORPORATE AND OTHER PROCEEDINGS.................................42
SECTION 5.2. CONCURRENT TRANSACTIONS.........................................44
SECTION 5.3. NO MATERIAL ADVERSE CHANGE......................................44
SECTION 5.4. NO EVENT OF DEFAULT.............................................44
SECTION 5.5. LITIGATION; RESTRAINING ORDERS..................................44
SECTION 5.6. NO CHANGES IN FINANCIAL MARKETS.................................44
SECTION 5.7. CORPORATE STRUCTURE.............................................45
SECTION 5.8. NO CONFLICTS....................................................45
SECTION 5.9. DELIVERY OF OPINIONS............................................45
SECTION 5.10. SOLVENCY.......................................................45
SECTION 5.11. PAYMENT OF FEES................................................45
SECTION 5.12. NO BREACH UNDER ENGAGEMENT LETTER, COMMITMENT
              LETTER OR FEE LETTER...........................................45
SECTION 5.13. CONSENTS AND APPROVALS.........................................45
SECTION 5.14. REPAYMENT OF INDEBTEDNESS......................................46
SECTION 5.15. CLOSING........................................................46
SECTION 5.16. DEBT REGISTRATION RIGHTS AGREEMENT.............................46

ARTICLE VI. TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING SUCH
            LOANS AND THE SECURITIES; REPRESENTATIONS OF LENDERS;
            PARTICIPATIONS...................................................46

SECTION 6.1. TRANSFER OF LOANS, THE INSTRUMENTS EVIDENCING SUCH
             LOANS AND THE SECURITIES........................................46
SECTION 6.2. PERMITTED ASSIGNMENTS...........................................47
SECTION 6.3. PERMITTED PARTICIPANTS; EFFECT..................................47
SECTION 6.4. DISSEMINATION OF INFORMATION....................................48
SECTION 6.5. TAX TREATMENT...................................................48
SECTION 6.6. REPLACEMENT SECURITIES UPON TRANSFER OR EXCHANGE................48
SECTION 6.7. LOAN REGISTER...................................................48

ARTICLE VII. EVENTS OF DEFAULT...............................................48

SECTION 7.1. EVENTS OF DEFAULT...............................................48
SECTION 7.2. ACCELERATION....................................................50
SECTION 7.3. RIGHTS AND REMEDIES CUMULATIVE..................................50
SECTION 7.4. DELAY OR OMISSION NOT WAIVER....................................51
SECTION 7.5. WAIVER OF PAST DEFAULTS.........................................51
SECTION 7.6. RIGHTS OF LENDERS TO RECEIVE PAYMENT............................51

ARTICLE VIII. PERMANENT SECURITIES...........................................51

SECTION 8.1. PERMANENT SECURITIES............................................51

ARTICLE IX. TERMINATION......................................................52

SECTION 9.1. TERMINATION.....................................................52
SECTION 9.2. SURVIVAL OF CERTAIN PROVISIONS..................................52

ARTICLE X. SUBORDINATION.....................................................52

SECTION 10.1. AGREEMENT TO SUBORDINATE.......................................52
SECTION 10.2. CERTAIN DEFINITIONS............................................52
SECTION 10.3. LIQUIDATION; DISSOLUTION; BANKRUPTCY...........................53
SECTION 10.4. DEFAULT ON DESIGNATED SENIOR DEBT..............................53
SECTION 10.5. ACCELERATION OF SECURITIES.....................................54
SECTION 10.6. WHEN DISTRIBUTION MUST BE PAID OVER............................54
SECTION 10.7. NOTICE BY THE BORROWER.........................................54
SECTION 10.8. SUBROGATION....................................................54
SECTION 10.9. RELATIVE RIGHTS................................................55
SECTION 10.10. SUBORDINATION MAY NOT BE IMPAIRED BY THE BORROWER AND
               THE GUARANTORS................................................55
SECTION 10.11. DISTRIBUTION OR NOTICE TO REPRESENTATIVE......................55
SECTION 10.12. RIGHTS OF ADMINISTRATIVE AGENT................................55
SECTION 10.13. AUTHORIZATION TO EFFECT SUBORDINATION.........................56
SECTION 10.14. AMENDMENTS....................................................56

ARTICLE XI. GUARANTEE........................................................56

SECTION 11.1. THE GUARANTEE..................................................56
SECTION 11.2. SUBORDINATION OF GUARANTEE.....................................57
SECTION 11.3. LIMITATION ON LIABILITY........................................57
SECTION 11.4. STAY OF ACCELERATION...........................................58
SECTION 11.5. RELEASE OF GUARANTORS..........................................58

ARTICLE XII. INDEMNITY.......................................................58

SECTION 12.1. INDEMNIFICATION................................................58
SECTION 12.2. INDEMNITY NOT AVAILABLE........................................59
SECTION 12.3. SETTLEMENT OF CLAIMS...........................................59
SECTION 12.4. APPEARANCE EXPENSES............................................60
SECTION 12.5. INDEMNITY FOR TAXES, RESERVES AND EXPENSES.....................60
SECTION 12.6. SURVIVAL OF INDEMNIFICATION....................................61
SECTION 12.7. LIABILITY NOT EXCLUSIVE; PAYMENTS..............................61

ARTICLE XIII. THE ADMINISTRATIVE AGENT; THE ARRANGERS........................61

SECTION 13.1. APPOINTMENT....................................................61
SECTION 13.2. DELEGATION OF DUTIES...........................................61
SECTION 13.3. EXCULPATORY PROVISIONS.........................................61
SECTION 13.4. RELIANCE BY THE ADMINISTRATIVE AGENT...........................61
SECTION 13.5. NOTICE OF DEFAULT..............................................62
SECTION 13.6. NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS.....62
SECTION 13.7. INDEMNIFICATION................................................63
SECTION 13.8. ADMINISTRATIVE AGENT, IN ITS INDIVIDUAL CAPACITIES.............63
SECTION 13.9. SUCCESSOR ADMINISTRATIVE AGENT.................................63
SECTION 13.10.  ARRANGERS....................................................63

ARTICLE XIV. MISCELLANEOUS...................................................64

SECTION 14.1. EXPENSES; DOCUMENTARY TAXES....................................64
SECTION 14.2. NOTICES........................................................64
SECTION 14.3. CONSENT TO AMENDMENTS AND WAIVERS..............................65
SECTION 14.4. PARTIES........................................................65
SECTION 14.5. NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF
              JURY TRIAL.....................................................66
SECTION 14.6. REPLACEMENT NOTES..............................................66
SECTION 14.7. MARSHALLING; RECAPTURE.........................................66
SECTION 14.8. LIMITATION OF LIABILITY........................................66
SECTION 14.9. INDEPENDENCE OF COVENANTS......................................67
SECTION 14.10. CURRENCY INDEMNITY............................................67
SECTION 14.11. WAIVER OF IMMUNITY............................................67
SECTION 14.12.  FREEDOM OF CHOICE............................................67
SECTION 14.13.  SUCCESSORS AND ASSIGNS.......................................67
SECTION 14.14.  MERGER.......................................................67
SECTION 14.15.  SEVERABILITY CLAUSE..........................................68
SECTION 14.16.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO
                SURVIVE DELIVERY.............................................68


SCHEDULE 1.1(a)       NON-RECURRING EXPENSES
SCHEDULE 3.5(a)       MATERIAL ADVERSE  EFFECT CONTRACTS
SCHEDULE 3.5(b)       MATERIAL CONTRACTS
SCHEDULE 3.6(a)       SUBSIDIARIES
SCHEDULE 3.6(b)       OUTSTANDING COMMITMENTS
SCHEDULE 3.7          EXISTING LIENS
SCHEDULE 3.10         FINANCIAL STATEMENTS
SCHEDULE 3.13         LITIGATION
SCHEDULE 4.2(b)       FORM OF OFFICER'S COMPLIANCE CERTIFICATE
SCHEDULE 4.7          INSURANCE
SCHEDULE 4.12         FORM OF JOINDER AGREEMENT
SCHEDULE 4.16         EXISTING INDEBTEDNESS
SCHEDULE 4.20         EXISTING INVESTMENTS
SCHEDULE 4.21         TRANSACTIONS WITH AFFILIATES


EXHIBIT A.            FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT B.            FORM OF BRIDGE NOTE
EXHIBIT C.            FORM OF DEBT REGISTRATION RIGHTS AGREEMENT
EXHIBIT D.            FORM OF EXCHANGE NOTE INDENTURE
EXHIBIT E-1.          OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON
EXHIBIT E-2.          OPINION OF ROBINSON, BRADSHAW & HINSON, P.A.

         THIS BRIDGE LOAN AGREEMENT, dated as of August 25, 1998 (as amended, restated and/or otherwise modified from time to time, this "Agreement"), is by and among:

         (a) PCA International, Inc., a North Carolina corporation (the "Borrower"),

         (b) the Guarantors listed on the signature pages hereto as Guarantors,

         (c)      NationsBridge, L.L.C., as Administrative Agent,

         (d)      NationsBanc Montgomery Securities LLC, as Arranger, and

         (e)      the other financial institutions party hereto, as Lenders.

         The parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

         "Administrative Agent" means NationsBridge, L.L.C., acting as agent pursuant to Article XIII or any successor or replacement Administrative Agent, acting in such capacity.

         "Affected Party" means any Lender, any Lender's Eurodollar Lending Office, any beneficial owner of any Lender, and their respective successors and assigns.

         "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" has the meaning specified in the preamble to this Agreement.

         "Applicable Margin " means:

                  (i) with respect to Bridge Loans that are Base Rate Loans, 325 basis points per annum at all times through and including the date that is 180 days subsequent to the Closing Date, 425 basis points per annum at all times after the date that is 180 days subsequent to the Closing Date and prior to the date that is 270 days subsequent to the Closing Date and increasing by 50 basis points per annum on the date that is 270 days subsequent to the Closing Date and by an additional 50 basis points per annum on the last day of each 90-day period thereafter for so long as any Bridge Loans are outstanding; and

                  (ii) with respect to Bridge Loans that are Eurodollar Loans, 425 basis points per annum at all times through and including the date that is 180 days subsequent to the Closing Date, 525 basis points per annum at all times after the date that is 180 days subsequent to the Closing Date and prior to the date that is 270 days subsequent to the Closing Date and increasing by 50 basis points per annum on the date that is 270 days subsequent to the Closing Date and by an additional 50 basis points per annum on the last day of each 90-day period thereafter for so long as any Bridge Loans are outstanding.

         "Arranger" has the meaning specified in the preamble to this Agreement.

         "Asset Disposition" means (i) the sale, lease or other disposition of any property or asset by the Borrower or any Subsidiary of the Borrower, other than (A) any such sale permitted by Sections 4.19(c)(i) and 4.19(c)(ii) and (B) any such sale permitted by Section 4.19(c)(iii) to the extent the aggregate proceeds received from such sales in any fiscal year are less than $5,000,000, and (ii) receipt by the Borrower or any Subsidiary of the Borrower of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their property or assets in an amount in excess of $1,000,000.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and the Borrower.

         "Bank Financing" means the financing provided by the Credit Facility.

         "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty
(60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

         "Bankruptcy Law" means (i) Title 11 of the U.S. Code or (ii) any other law of the United States, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

         "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of
(a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

         "Base Rate Loan" means a Bridge Loan or a Term Loan at any time that the interest rate thereon is computed with reference to the Base Rate.

         "beneficial owner" and "beneficial ownership" each has the meaning as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

         "Board" means the Board of Governors of the Federal Reserve System of the United States or any successor.

         "Borrower" has the meaning specified in the preamble to this Agreement.

         "Bridge Loan" means a loan made by any Lender to the Borrower pursuant to Section 2.1.

         "Bridge Note" means a promissory note of the Borrower in the form attached as Exhibit B hereto evidencing the Bridge Loan and Term Loan of any Lender.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, and when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England, Charlotte, North Carolina and New York, New York.

         "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Lease Obligations" means the capital lease obligations (including without limitation the payment of rent or other amounts) relating to a Capital Lease determined in accordance with GAAP.

         "Capital Markets Transaction" has the meaning specified in Section 2.4(a).

         "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and
(z) whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof (any such bank being an "Approved

Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a),
(b), (c), (e) and (f).

         "Change of Control" means any of the following events: (a) prior to a Qualifying IPO, (1) Jupiter shall fail to own beneficially, directly or indirectly, at least 51% of the outstanding capital stock of the Borrower or (2) a person or any group, and any affiliate of any such person other than Jupiter shall beneficially own, directly or indirectly, an amount of the outstanding capital stock of the Borrower entitled to 25% or more of the voting power of all the outstanding capital stock of the Borrower, (b) after a Qualifying IPO, (1) Jupiter shall own beneficially, directly or indirectly, less than 30% of the outstanding capital stock of the Borrower or (2) a person or any group, and any affiliate of any such person other than Jupiter shall beneficially own, directly or indirectly, an amount of the outstanding capital stock of the Borrower entitled to 25% or more of the voting power of all the outstanding capital stock of the Borrower, (c) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office or (d) the occurrence of a "Change of Control" under and as defined in the Exchange Note Indenture.

         "Change of Control Fee" means a fee equal to 1% of the principal amount of the Loans prepaid pursuant to the Change of Control Offer.

         "Change of Control Offer" has the meaning specified in Section 4.29.

         "Change of Control Payment" has the meaning specified in Section 4.29.

         "Change of Control Payment Date" has the meaning specified in Section 4.29.

         "Chase" means The Chase Manhattan Bank.

         "Closing" has the meaning specified in Section 5.15.

         "Closing Date" has the meaning specified in Section 5.15.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "Commitment" means, with respect to any Lender, the amount set forth opposite such Lender's signature on the signature pages of this Agreement.

         "Commitment Letter" means the Bridge Commitment Letter (including the Summaries of Indicative Terms and Conditions incorporated by reference therein), dated April 20, 1998, by and among Jupiter, the Administrative Agent, Chase and CSI.

         "Consolidated Capital Expenditures" means for any period for the Borrower and its Subsidiaries on a consolidated basis, all capital expenditures for such period, as determined in accordance with GAAP.

         "Consolidated Cash Taxes" means for any period, the aggregate of all federal, state or other domestic or foreign taxes upon the income and profits of the Borrower and its Subsidiaries on a consolidated basis, for such period, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

         "Consolidated EBITDA" means for any period for the Borrower and its Subsidiaries on a consolidated basis, the sum of (i) Consolidated Net Income for such period plus (ii), without duplication, an amount which, in the determination of Consolidated Net Income for such period has been deducted for
(A) Consolidated Interest Expense, (B) total federal, state or other domestic and foreign income taxes, (C) depreciation and amortization, (D) non-recurring expenses set forth on Schedule 1.1(a) hereto to the extent accrued during the period in question, (E) Consolidated Non-Cash Charges and (F) all photography studio closure costs offset by cash reimbursement payments received in connection therewith, plus (iii) any extraordinary gains for such period minus
(iv) any extraordinary losses for such period, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

         "Consolidated Excess Cash Flow" means for any period for the Borrower and its Subsidiaries on a consolidated basis, the sum of Consolidated Net Income for such period plus the non-cash portion of Consolidated Interest Expense for such period plus depreciation, amortization and other non-cash charges minus Consolidated Capital Expenditures for such period minus the aggregate amount of all regularly scheduled payments of principal on Funded Debt minus the cash portion of federal, state, local and foreign income, value added and similar taxes paid (to the extent not deducted in determining Consolidated Net Income), in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

         "Consolidated Fixed Charge Coverage Ratio" means for any period, the ratio of (i) Consolidated EBITDA for such period minus Consolidated Maintenance Capital Expenditures for such period minus Consolidated Cash Taxes for such period to (ii) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" means for any period for the Borrower and its Subsidiaries on a consolidated basis, the sum of the cash portion of Consolidated Interest Expense plus scheduled maturities of Funded Debt paid during such period, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

         "Consolidated Funded Debt" means Funded Debt of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

         "Consolidated Group" means the Borrower and its Subsidiaries.

         "Consolidated Interest Coverage Ratio" means for any period, the ratio of Consolidated EBITDA for such period to the cash portion of Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" means for any period for the Borrower and its Subsidiaries on a consolidated basis, all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases and the implied interest component under Synthetic Leases, in each case on a consolidated basis determined in accordance with GAAP applied on a consolidated basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

         "Consolidated Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

         "Consolidated Maintenance Capital Expenditures" means, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the greater of (i) $4,000,000 or (ii) the sum of $2,000 multiplied by the number of photography studios under operation by the Borrower and its Subsidiaries as of the last day of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated.

         "Consolidated Net Income" means for any period, the net income of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding any extraordinary gains or losses and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded gains and any tax deductions or credits on account of any such excluded losses.

         "Consolidated Non-Cash Charges" means for any period for the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, all non-cash charges for such period (excluding any non-cash charges that require an accrual or reserve for cash charges for any future period).

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Conversion Date" means the Maturity Date.

         "Conversion Default" means any one or more of the following: (i) the occurrence of any Default or Event of Default, (ii) any fees due to the Lenders and/or their Affiliates shall not have been paid in full, or (iii) any order, decree, injunction or judgment enjoining the issuance of any Loans shall be in effect.

         "Conversion Rate" means, as of any date, the sum of (i) the then applicable Conversion Spread, plus (ii) the greatest of the following (expressed as a percentage per annum), calculated as of the Conversion Date:

                  (a) the sum of (1) the yield (expressed as a percentage per annum) in effect on the Conversion Date for United States Treasury Notes with a remaining maturity closest to seven years from the Conversion Date (provided, however, that if the remaining term of the Term Loans is not equal to the constant maturity of a United States Treasury Note for which a weekly average yield is given, such yield on United States Treasury Notes shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given), plus (2) 650 basis points, and

                  (b) the Eurodollar Rate plus 625 basis points.

         "Conversion Spread" means zero basis points during the 90-day period commencing on the Conversion Date, increasing by 50 basis points at the beginning of each subsequent 90-day period.

         "Credit Facility" means that certain Credit Agreement, dated as of the date hereof, by and among the Borrower, the Guarantors, the lenders party thereto and NationsBank, N.A. as agent, and the other lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "Credit Parties" means a collective reference to the Borrower and the Guarantors, and "Credit Party" means any one of them.

         "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

         "Debt Registration Rights Agreement" means the registration rights agreement, dated as of August 25, 1998, among the Borrower, the Guarantors and the Administrative Agent pursuant to which the Exchange Notes are required to be registered for public sale, in the form attached as Exhibit C.

         "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Designated Senior Debt" has the meaning specified in Section 10.2.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" means (i) any Subsidiary which is incorporated or organized under the laws of any State or territory of the United States or the District of Columbia or (ii) any Subsidiary which is not so incorporated or organized but is treated as a partnership or a division (or a branch office) for United States federal income tax purposes, as a result of an election under the so-called "check the box" regulations.

         "Engagement Letter" means the engagement letter, dated as of April 20, 1998, by and among Jupiter, the Administrative Agent, Chase, CSI and NMS.

         "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "Equity Financing" means the issuance and sale to Jupiter, certain of its Affiliates, certain members of management of the Borrower and certain other persons arranged by Jupiter of not less than $65.0 million of common stock of the Borrower having terms and conditions acceptable to the Lenders (of which at least $50.5 million shall be issued for cash and up to $14.5 million may consist of the rollover of equity or of options).

         "Equity Interests" has the meaning specified in Section 4.22.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

         "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
(iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;
(vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "Eurodollar Lending Office" means, with respect to any Lender, the office, if any, of such Lender specified from time to time as its "Eurodollar Lending Office" in a written notice to the Borrower.

         "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

         "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:


     Eurodollar Rate =        Interbank Offered Rate
                        ---------------------------------
                        1 - Eurodollar Reserve Percentage


         "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to "Eurocurrency liabilities" as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" means any event specified in Section 7.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Note Indenture" means, the indenture relating to the Exchange Notes, among the Borrower, as issuer, the Guarantors, as guarantors and the Exchange Note Trustee, in the form attached as Exhibit D.

         "Exchange Note Trustee" means, on any date of determination, the trustee under the Exchange Note Indenture.

         "Exchange Notes" has the meaning specified in Section 4.28.

         "Exchange Request" has the meaning specified in Section 4.28.

         "Extension of Credit" means, as to any Lender, the making of, extension or conversion of, or participation in, a Loan by such Lender.

         "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means that certain Amended and Restated Fee Letter Agreement, dated as of August 24, 1998, among Jupiter, the Administrative Agent, Chase, CSI and NMS.

         "Foreign Subsidiary" means, with respect to any Person, a Subsidiary of such Person which is not a Domestic Subsidiary.

         "Funded Debt" means, with respect to any Person, without duplication,
(i) all Indebtedness of such Person for borrowed money, (ii) all purchase money Indebtedness of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iii) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (iv) all Funded Debt of another Person secured by a Lien on any Property of such Person, whether or not such Funded Debt has been assumed, provided that for purposes hereof the amount of such Funded Debt shall be limited to the greater of (A) the amount of such Funded Debt as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, (v) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof) and (vi) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

         "GAAP" means with respect to the financial statements or other financial information of any Person, generally accepted accounting principles in the United States which are in effect from time to time.

         "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee" means the guarantee by each of the Guarantors pursuant to
Article XI hereof.

         "Guaranteed Obligations" has the meaning specified in Section 11.1.

         "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

         "Guarantors" means the Guarantors listed on the signature pages hereto as Guarantors and each Additional Credit Party, together with their successors and assigns.

         "Hedging Agreements" means, with respect to any Person, the agreements of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign currency exchange rates.

         "Indebtedness" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person,
(v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Indebtedness shall be limited to the greater of (A) the amount of such Indebtedness as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, (vii) all Guaranty Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (including, but not limited to, the Hedging Agreements), (x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (xii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

         "Indemnified Parties" has the meaning specified in Section 12.1.

         "Indemnifying Parties" has the meaning specified in Section 12.1.

         "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Administrative Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

         "Interest Payment Date" means (i) the last day of each November, February, May and August after the Closing Date, (ii) the Maturity Date and
(iii) the date of any prepayment of all or any portion of the principal of the Loans.

         "Interest Period" means, in respect of any Eurodollar Loan, (i) in the case of the first Interest Period (if any) applicable to the Bridge Loans, the period commencing on and including the Closing Date and ending on the numerically corresponding date in the month thereafter, and (ii) in the case of each subsequent Interest Period, the period beginning on the last day of the prior Interest Period and ending on the numerically corresponding date in the month thereafter; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended until the next succeeding Business Day unless the next Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Notwithstanding the foregoing, no Interest Period in respect of the Bridge Loans may extend beyond the Maturity Date and each Interest Period that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

         "Investment Banks" means, collectively, NMS and CSI.

         "Investments" means (i) any loan or advance to any Person, (ii) any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of, or equity interest in, any Person, (iii) any capital contribution to any Person or any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person.

         "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 4.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 4.12.

         "Jupiter" means Jupiter Partners II L.P., a Delaware limited partnership.

         "Kmart License Agreement" means the Agreement, dated May 10, 1996, between Kmart Corporation and the Borrower, as amended, modified or supplemented from time to time.

         "Lenders" shall mean (a) each financial institution that has executed a counterpart to this Agreement (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and
(b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

         "Liquidated Damages" means any and all liquidated damages then owing pursuant to any of the Loan Documents.

         "Loan" means a Bridge Loan or a Term Loan.

         "Loan Documents" means this Agreement, the Bridge Notes and the Related Documents.

         "Loan Register" means the register maintained by the Administrative Agent on behalf of the Borrower pursuant to Section 6.7.

         "Material Contracts" has the meaning specified in Section 3.4(a).

         "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Loan Documents to which it is a party or (iii) the rights and remedies of the Lenders under the Loan Documents.

         "Maturity Date" means August 25, 1999.

         "Merger" means that certain merger of Jupiter Acquisition Corp., a North Carolina corporation with and into the Borrower pursuant to the terms and conditions of the Merger Agreement.

         "Merger Agreement" means that certain Agreement and Plan of Merger by and between the Borrower and Jupiter Acquisition Corp., a North Carolina corporation dated as of April 20, 1998, as amended or modified from time to time.

         "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

         "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan" means a Plan which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

         "NationsBank" means NationsBank, N.A. and its successors.

         "NationsBridge" means NationsBridge, L.L.C.

         "Net Proceeds" means gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received in connection with a Capital Markets Transaction, net of (i) reasonable transaction costs, including in the case of a transaction described in Section 2.4(a)(i), underwriting discounts and commissions and in the case of an Asset Disposition occurring in connection with a claim under an insurance policy, costs incurred in connection with adjustment and settlement of the claim, (ii) estimated taxes payable in connection therewith, and (iii) in the case of a Capital Markets Transaction described in clause (ii) or (iii) of
Section 2.4(a), any amounts payable in respect of Indebtedness (other than the Loans) (x) under the Credit Facility or (y) which is secured by any property or asset which is the subject thereof to the extent that such Indebtedness and any payments in respect thereof are paid with a portion of the proceeds therefrom.

         "NMS" means NationsBanc Montgomery Securities LLC.

         "Obligations" means all now existing and hereafter arising obligations and liabilities of any of the Borrower and the Guarantors to any and all of the Lenders arising under or in connection with the Loan Documents, whether absolute or contingent, and whether for principal, interest, penalties, premium, fees, indemnifications, reimbursements, damages (including, if applicable, Liquidated Damages), or otherwise and specifically including post-petition interest (whether or not an allowable claim).

         "Offering Documents" means an offering memorandum or prospectus together with such other documents, instruments and agreements as the Investment Banks may request in their sole discretion in connection with the issuance of the Permanent Securities.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operation Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of either the Borrower or any Guarantor by an Officer of the Borrower or any Guarantor, as the case may be, who must be the principal executive officer, a vice chairman, the principal financial officer, the treasurer or the principal accounting officer of the Borrower or any Guarantor, as the case may be.

         "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

         "Opinion of Counsel" means an opinion from legal counsel of the Borrower or any Guarantor, which legal counsel is reasonably acceptable to the Administrative Agent.

         "Other Taxes" has the meaning specified in Section 2.9(b).

         "Participations" has the meaning specified in Section 6.3.

         "Payment Blockage Notice" has the meaning specified in Section 10.4.

         "Payment Default" means any Default or Event of Default under Section 7.1(a) or any matured or unmatured default under the analogous provisions of the documents governing the Credit Facility.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its functions under ERISA.

         "Permanent Securities" means any debt securities issued by the Borrower which may be guaranteed by the Guarantors which have either been registered with the SEC and sold pursuant to a registration statement in a public offering or privately placed or otherwise sold in an offering exempt from registration with the SEC to refinance the Loans.

         "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt or insolvent obligors; (iv) Investments existing as of the Closing Date and set forth in
Schedule 4.20; (v) Guaranty Obligations permitted by Section 4.16; (vi) loans to employees, directors or officers in connection with the award of convertible bonds or stock under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement in the aggregate not to exceed $500,000 (calculated on the exercise price for any such shares) in the aggregate at any time outstanding; (vii) other advances or loans to employees, directors, officers or agents not to exceed $750,000 in the aggregate at any time outstanding; (viii) advances or loans to customers or suppliers that do not exceed $1,000,000 in the aggregate at any one time outstanding; (ix) Investments by one Credit Party in and to another Credit Party; (x) loans, advances and investments in Foreign Subsidiaries in an amount not to exceed $15,000,000 in the aggregate at any time outstanding and (xi) other loans, advances and investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $1,000,000 in the aggregate at any time outstanding.

         "Permitted Junior Securities" has the meaning specified in Section
10.2.

         "Permitted Liens" means:

         (i) Liens in favor of the Administrative Agent on behalf of the Lenders;

         (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

         (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

         (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

         (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

         (vii) Liens securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 4.16(d), provided that any such Lien attaches only to the Property financed and such Lien attaches thereto concurrently with or within 90 days after the acquisition thereof;

         (viii) leases or subleases granted to others not interfering in any material respect with the business of any member of the Consolidated Group;

         (ix) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by the Credit Facility;

         (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (xi) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.20;

         (xii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

         (xiii) Liens on assets of any of the Credit Parties securing Obligations under the Credit Facility whether now existing or hereafter arising; and

         (xiv) Liens existing as of the Closing Date and set forth on Schedule 3.7; provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced.

         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

         "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "Prepayment Date" has the meaning specified in Section 2.7.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by NationsBank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by NationsBank to any debtor).

         "Pro Forma" means, with respect to any event, that such event shall be deemed to have occurred as of the first day of the twelve-month period ending as of the last day of the most recent fiscal quarter for which the Lenders have received the financial information required by Section 4.1(a) or 4.1(b)(ii), as applicable.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Purchasers" has the meaning specified in Section 6.2.

         "Qualifying IPO" means an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) of the common capital stock of the Borrower (i) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and (ii) resulting in proceeds to the Borrower of at least $25 million.

         "Rate Selection Notice" has the meaning specified in Section 2.3(a).

         "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

         "Related Documents" means the Exchange Notes, the Exchange Note Indenture, the Debt Registration Rights Agreements, the Engagement Letter and the Fee Letter (including the exhibits thereto), each Joinder Agreement, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

         "Representative" has the meaning specified in Section 10.2.

         "Required Lenders" means, at any time, Lenders holding at least 66.67% of the then aggregate unpaid principal balance of the Loans, or, if no such principal amount is then outstanding, Lenders having at least a majority of the total Commitments; provided that, for purposes hereof, neither the Borrower nor any of its Affiliates shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Loans or the total Commitments.

         "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property.

         "Responsible Officer" means the President, the Chief Financial Officer, the Controller and any Vice President.

         "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any member of the Consolidated Group now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any member of the Consolidated Group now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any member of the Consolidated Group now or hereafter outstanding.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Exchange Notes and all other "Securities" (as defined in the Securities Act) issued, or required to be issued, under any Loan Document.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" has the meaning specified in Section 10.2.

         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% of the voting interests at any time. Unless otherwise identified, "Subsidiary" or "Subsidiaries" shall mean Subsidiaries of the Borrower.

         "Taxes" has the meaning specified in Section 2.9(a).

         "Term Loan" means a loan made on the Conversion Date, if any, by a Lender to the Borrower pursuant to Section 2.2 to refinance a Bridge Loan.

         "Transactions" means, collectively, the Merger, the related financing transactions and each of the other transactions contemplated by the Transaction Documents.

         "Transaction Documents" means the Loan Documents, the Credit Facility and the Merger Agreement.

         "Transferee" has the meaning specified in Section 6.4.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "Wal-Mart License Agreement" means the agreement, dated July 29, 1992, between Wal-Mart Stores, Inc. and American Studios, Inc., as the same may be amended, modified or supplemented from time to time and any other agreements entered into from time to time between the Borrower (or its Subsidiaries) and Wal-Mart Stores, Inc. granting the Borrower or its Subsidiaries the right to operate retail portrait photography studios in Wal-Mart stores in the United States and Canada.

         "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock or other equity interests is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

         "Year 2000 Compliant" has the meaning specified in Section 3.17.

         "Year 2000 Problem" has the meaning specified in Section 3.17.

         Section 1.2. Interpretation. In this Agreement, the singular includes the plural and the plural includes the singular; words implying any gender include the other genders; references to any section, exhibit or schedule are to sections, exhibits or schedules hereto unless otherwise indicated; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; "including" following a word or phrase shall not be construed to limit the generality of such word or phrase. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 4.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 4.1 hereof, consistent with the annual audited financial statements referenced in
Section 3.10); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                   ARTICLE II.
                               THE CREDIT FACILITY

         Section 2.1. Commitments to Make Bridge Loans. In reliance upon the representations and warranties of the Borrower set forth herein and subject to the terms and conditions herein set forth, each of the Lenders severally agrees to make a Bridge Loan to the Borrower on the Closing Date in the amount of such Lender's Commitment. The proceeds of each Bridge Loan shall be disbursed by wire transfer on the Closing Date as provided in written instructions delivered by the Borrower to each of the Lenders on the Business Day prior to the Closing Date. Each Bridge Loan will mature on the Maturity Date.

         Section 2.2. Conversion to Term Loans. If, on the Maturity Date: (i) all principal and interest in respect of the Bridge Loans has not been paid in full, (ii) no Conversion Default exists and is continuing, (iii) no order, decree, injunction or judgment enjoining the conversion of Bridge Loans to Term Loans shall be in effect and (iv) the Administrative Agent receives an Officers' Certificate from the Borrower certifying to the foregoing and requesting a conversion of the Bridge Loans to Term Loans, each of the Lenders hereby commits that, on the Maturity Date, such Lender will convert its Bridge Loan (including, without limitation, any Bridge Loans resulting from the capitalization of interest pursuant to Section 2.3(e) below), to a Term Loan maturing on the seventh anniversary of the original Maturity Date (and the Maturity Date shall be deemed to have been automatically extended to such seventh anniversary date).

         Section 2.3. Interest; Payment in Kind Option; and Default Interest.

         (a) Interest Rate Applicable to Bridge Loans. The Bridge Loans shall be Base Rate Loans until the Borrower shall irrevocably specify in a written notice (a "Rate Selection Notice") delivered to the Administrative Agent, or otherwise agree with the Lenders, that the Bridge Loans shall be Eurodollar Loans. Subject to Sections 2.3(d), (e) and (f) below:

                  (i) If the Bridge Loans are Base Rate Loans (prior to a Rate Selection Notice or pursuant to Section 2.8(b) or (c)), the unpaid principal balance thereof shall bear interest until paid at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin, changing when and as the Base Rate and/or the Applicable Margin changes, and

                  (ii) If the Bridge Loans are Eurodollar Loans, the unpaid principal balance thereof shall bear interest until paid at a rate per annum equal to the sum of the Eurodollar Rate plus the Applicable Margin, changing when and as the Eurodollar Rate and/or the Applicable Margin changes.

         (b) Interest on Term Loans. Subject to Sections 2.3(d), (e) and (f) below, interest on the unpaid principal balance of the Term Loans of each Lender will accrue at a rate per annum equal to the Conversion Rate, changing when and as the Conversion Spread changes.

         (c) Basis of Computation of Interest; Payment of Interest. All interest shall be calculated for actual days elapsed on the basis of a 360-day year (or a 365-day year in the case of Base

Rate Loans) and shall be payable in arrears not later than 12:00 noon (New York City time) on each Interest Payment Date, commencing on November 30, 1998, by wire transfer of immediately available funds in accordance with Section 2.8.

         (d) Maximum Interest Rate. Notwithstanding anything contained in
Section 2.3(a) or 2.3(b), but subject to Section 2.3(f), in no event shall the interest rate on the Loans for any Interest Period exceed an annual rate equal to the lesser of (i) 16% and (ii) the maximum interest rate permitted by law.

         (e) Option to Capitalize Certain Interest. Subject to Section 2.3(f), to the extent that the interest rate on the Bridge Loans or the Term Loans for any Interest Period exceeds a rate equal to 14% per annum, the Borrower shall have the option to pay to each Lender, pro rata, all or a portion of the interest payable for such Interest Period in excess of the amount of interest that would have been payable on such date at an interest rate of 14% per annum, by capitalizing such excess interest and adding it to the aggregate principal amount of outstanding Bridge Loans or Term Loans, as the case may be, held by such Lender, effective as of the applicable Interest Payment Date. The Borrower shall give the Administrative Agent an irrevocable notice that it will exercise such right at least three Business Days prior to any Interest Payment Date as to which such right is to be exercised.

         (f) Default Interest. (i) If an Event of Default shall have occurred and be continuing, the Borrower shall pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) to the extent lawful, at a rate per annum equal to 200 basis points in excess of the otherwise applicable interest rate on the Loans. The Borrower shall pay such default interest and all interest accruing on any overdue Obligation in cash on demand from time to time.

         Section 2.4. Mandatory Prepayment.

         (a) The Borrower shall prepay the Loans ratably in accordance with the aggregate outstanding principal balances thereof, with the Net Proceeds of: (i) any direct or indirect public offering or private placement of the Permanent Securities, or any other debt or equity securities of the Borrower, any Guarantor or any direct or indirect parent holding company of the Borrower issued after the Closing Date other than (A) any issuance of directors' qualifying shares, (B) any issuance or sale of common stock (or common stock equivalents) or options to purchase common stock (or common stock equivalents) of the Borrower to officers and employees under employee benefit or compensation plans, (ii) the incurrence of any other Indebtedness by the Borrower, any of its Subsidiaries or any direct or indirect parent holding company of the Borrower (excluding Jupiter) after the Closing Date (other than (x) Indebtedness permitted to be incurred under the Credit Facility pursuant to Section 4.16(a) and (y) Indebtedness of the Borrower owed to and held by a Wholly Owned Subsidiary of the Borrower and Indebtedness of a Wholly Owned Subsidiary of the Borrower owed to and held by the Borrower or another Wholly Owned Subsidiary of the Borrower) and (iii) any Asset Disposition by the Borrower or any of its Subsidiaries after the Closing Date (other than an Asset Disposition permitted under Section 4.19(c)) (each of the transactions in the foregoing clauses (i),
(ii) and (iii), a "Capital Markets Transaction"). The Borrower shall, not later than the fourth Business Day following any Capital Markets Transaction, apply such Net Proceeds to prepay the Loans pursuant to this Section 2.4, without premium or penalty, by paying to each Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of the Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

         (b) Subject to and in accordance with Section 4.29, in the event of any Change of Control, the Borrower shall offer to prepay the Loans pursuant to
Section 4.29.

         Section 2.5. Optional Prepayment. The Borrower may, upon three Business Days' prior written notice to each of the Lenders, prepay the Loans at any time, in whole or in part, on a pro rata basis, by paying to each applicable Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

         Section 2.6. Breakage Costs; Indemnity. The Borrower agrees to indemnify and hold each Affected Party harmless from and against any loss or expense which such Affected Party sustains or incurs as a consequence of:

                  (a) the failure by the Borrower to borrow Eurodollar Loans on the Closing Date after the Borrower has given a notice with respect thereof in accordance with Section 5.15, unless such failure by the Borrower is due exclusively to a Lender's gross negligence or willful action or omission,

                  (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of Section 2.4 or 2.5, as applicable, or

                  (c) the mandatory or optional prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period.

Such indemnification may include an amount equal to the excess, if any of (i) such Affected Party's actual loss and expenses incurred (excluding lost profits) in connection with, or by reason of, any of the foregoing events and (ii) the excess, if any of (A) the amount of interest that would have accrued on the principal amount of Bridge Loans not so made or the principal amount of Loans so prepaid from the date of such proposed issuance or prepayment in the case of a failure to make Bridge Loans, to the last day of the Interest Period that would have commenced on the proposed date of funding, or in the case of any such prepayment, to the last day of the Interest Period in which such prepayment occurred, in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (B) the amount of interest (as reasonably determined by such Affected Party) which would have accrued to such Affected Party on such amount by placing such amount on deposit for a period comparable to such Interest Period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.6 submitted to the Borrower by any Affected Party shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

         Section 2.7. Effect of Notice of Prepayment. The Borrower shall notify the Lenders in writing at their addresses shown in the Loan Register of any date set for prepayment (each such day, a "Prepayment Date") of Loans. Once such notice is received, the Loans to be prepaid shall become due and payable on the Prepayment Date set forth in such notice. Such notice may not be conditional.

         Section 2.8. Payments.

         (a) Wire Transfer. Except as provided in Section 2.3(e) with respect to the payment of certain interest by capitalizing it and adding it to the principal of outstanding Loans, the principal of, fees, premium, if any, and interest on each Loan and all other Obligations arising under the

Loan Documents shall be payable by wire transfer in immediately available funds (in United States dollars) to the respective accounts of the Lenders set forth below their signatures on the signature pages of this Agreement or otherwise designated in the Loan Register from time to time to the Borrower by any Lender at least three Business Days prior to the due date therefor.

         (b) Change in Costs. If prior to the first day of any Interest Period with respect to a Eurodollar Loan, any Lender shall have determined (which determination shall be conclusive and binding upon the Borrower and the Guarantors absent manifest error) that: (i) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (ii) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender or its Eurodollar Lending Office of maintaining its Eurodollar Loan during such Interest Period, then such Lender shall give facsimile or telephone notice thereof to the Borrower as soon as practicable thereafter. If such notice is given, the interest rate on each Bridge Loan for such Interest Period and for each subsequent Interest Period until such conditions or circumstances no longer exist shall equal the sum of the Base Rate plus the Applicable Margin.

         (c) Change in Law. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Borrower that subsequent to the date hereof the introduction of, or any change in the interpretation of, any law or regulation makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to make or maintain Eurodollar Loans hereunder, (i) the obligation of such Lender to make or maintain Eurodollar Loans shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and (ii) any Eurodollar Loan then outstanding from such Lender shall immediately be converted into a Base Rate Loan Any such lender shall notify the Borrower promptly after such time as the circumstances causing such suspension cease to exist.

         (d) Payments on Business Days. If any payment to be made hereunder or under any Bridge Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and such extension of time shall be included in computing interest in connection with such payment); provided, however, that if such succeeding Business Day falls in the next calendar month, such payment shall be made on the next preceding Business Day.

         (e) Partial Prepayments and Redemptions. All partial prepayments and redemptions of the outstanding principal balance of the Loans shall be made ratably amongst the applicable Lenders in accordance with their respective shares of the aggregate outstanding principal balance of the Loans eligible for prepayment or redemption.

         (f) No Defense. To the fullest extent permitted by law, the Borrower and the Guarantors shall make all payments hereunder and under the Bridge Notes regardless of any defense or counterclaim.

         (g) Allocation. Any money paid to, received by, or collected by the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document, shall be applied in the following order, at the date or dates fixed by the Administrative Agent:

                  First: to any unpaid fees and reimbursement or unpaid expenses of the Administrative Agent hereunder and under the Fee Letter;

                  Second: to the payment of all costs, expenses, other fees, commissions and taxes owing to any Lender hereunder;

                  Third: to the indefeasible payment of all accrued interest to the date of such payment or collection;

                  Fourth: to the indefeasible payment of the amounts then due and unpaid under this Agreement, the Bridge Notes or any other Loan Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bridge Notes for principal; and

                  Fifth: the balance, if any, to the Person lawfully entitled thereto.

         Section 2.9. Taxes. (a) Taxes. Any and all payments by the Borrower and each Guarantor hereunder or under the Bridge Notes, the Exchange Notes or any other Loan Document shall be made, in accordance with Section 2.8 or the other applicable provision of the applicable Loan Document, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imports, deductions, charges or withholdings, additions to tax, interest, penalties and all other liabilities with respect thereto, excluding net income or franchise taxes (imposed in lieu of net income tax) imposed or levied on the Administrative Agent or the Lenders as a result of a present or former connection between the Administrative Agent or the Lenders and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (all such non-excluded taxes, levies, imports, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"); provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States or a state thereof with respect to any Taxes that are imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (taking into account any reductions under applicable treaties) or that are attributable to such Lender's failure to comply with the requirements under Section 2.9(f) hereof. If the Borrower or any Guarantor shall be required by law to deduct or withhold any Taxes from, or in respect of, any sum payable hereunder or under the Bridge Notes, the Exchange Notes or any other Loan Document to the Administrative Agent or the Lenders or any of their respective Affiliates who may become a Lender: (i) the sum payable thereunder shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.9) the Administrative Agent or the Lenders or any of their respective Affiliates receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Borrower or such Guarantor, as the case may be, shall make such deductions or withholdings; and (iii) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable laws.

         (b) Other Taxes. In addition, the Borrower and each of the Guarantors agrees to pay any present or future stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under a Bridge Note, Exchange Note or other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes") and hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Other Taxes.

         (c) Indemnity. The Borrower and the Guarantors will indemnify the Administrative Agent and any Lender for the full amount of Taxes or Other Taxes arising in connection with payments made under this Agreement or any other Loan Document (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.9) paid by the Administrative Agent or any Lender or any of their respective Affiliates and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes are correctly or legally asserted. Payment under this indemnification shall be made within fifteen days from the date the Administrative Agent or any Lender or any of their respective Affiliates makes written demand therefor. Any such demand submitted by the Administrative Agent or any Lender in good faith to the Borrower shall, absent manifest error, be final, conclusive and binding on all parties. After the Lender or the Administrative Agent (as the case may be) receives written notice of the imposition of the Taxes or Other Taxes which are subject to this Section 2.9(c), such Lender and Administrative Agent will act in good faith to promptly notify the Borrower and the Guarantors of their respective obligations hereunder; provided, however, that the failure to so act shall not, standing alone, affect the rights of the Administrative Agent or the Lenders under this Section 2.9(c).

         (d) Furnish Evidence to Administrative Agent. The Borrower will use its best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each taxing authority imposing such Taxes. The Borrower will furnish to the Lenders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, original or certified copies of tax receipts evidencing such payment by the Borrower.

         (e) Survival. Without prejudice to the survival of any other agreement of the Borrower or any Guarantor hereunder, the agreements and obligations of the Borrower and the Guarantors contained in this Section 2.9 shall survive the payment in full of all amounts due hereunder and under the Bridge Notes.

         (f) Certification of Exemption. Each Lender, Assignee and Participant that is not a citizen or resident of the United States of America, a corporation, partnership created or organized in or under the laws of the United States, any estate that is subject to U.S. federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

                  (A) two duly completed and signed copies of either Internal Revenue Service Form 1001 relating to such Non-U.S. Lender or Form 4224, or successor and related applicable forms, as the case may be, certifying that such Non-U.S. Lender is entitled to receive payments under this Agreement or other Loan Documents without withholding or deduction of United States federal income taxes or that such withholding is imposed at a reduced rate; or

                  (B) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form.

         Further, each Non-U.S. Lender agrees, upon request by the Borrower or the Administrative Agent or the Lender, as the case may be, (i) to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms 1001 or 4224, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable U.S. laws and regulations and
(ii) in the case of a Non-U.S. Lender that delivers a statement pursuant to this
Section 2.9(f)(B) above, to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such renewed or additional statements and forms before the statements or forms previously delivered expires or becomes obsolete or as shall be reasonably requested by the Borrower from time to time, unless, in any such case, any change in law or regulation has occurred subsequent to the date such Lender became a party to this Agreement (or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this Section 2.9(f)(B). A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this Section 2.9(f) that such Non-U.S. Lender is not legally able to deliver.

         Section 2.10. Right of Set Off; Sharing of Payments, Etc.

         (a) Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default or if the Borrower becomes insolvent, however evidenced, the Borrower authorizes each Lender at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, whether or not collected or available) in any currency and any other indebtedness at any time held or owing by such Lender or any of its Affiliates (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in or participation in the Obligations purchased by such Lender, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although the Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. A Lender may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Lender is authorized to effect any necessary conversions at a market rate of exchange selected by it. A Lender exercising its rights under this Section 2.10(a) shall provide prompt notice to the Borrower following such exercise.

         (b) Sharing. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement, a Loan Document or any Bridge Note held by it though the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein) and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due to such Lender by the Borrower than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participation in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or any interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

         (c) No Requirement. Nothing in this Agreement shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.10 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in manner consistent with the rights of the Lenders entitled under this Section 2.10 to share in the benefits of any recovery on such secured claim.

         Section 2.11. Certain Fees. The Borrower agrees to pay to the Administrative Agent and Chase, each for its own account, with respect to the Bridge Loans, Term Loans and Exchange Notes, amounts for their expenses incurred hereunder and all other amounts owing under this Agreement and the other Loan Documents.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         As of the date hereof and as of the Closing Date, the Borrower and each of the Guarantors hereby jointly and severally agrees with, and represents and warrants to, the Lenders that each of the following representations and warranties is true and will be true after giving pro forma effect to the
Transactions:

         Section 3.1. Representations and Warranties in the Credit Facility and the Merger Agreement. The representations and warranties of the Borrower contained in the Credit Facility and the Merger Agreement (without giving effect to any waivers thereof or amendments thereto) are true and correct in all material respects.

         Section 3.2. Organization; Powers. The Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing (to the extent such concept exists) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the

Transaction Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

         Section 3.3. Due Authorization and Enforceability.

         (a) Each of the Transaction Documents: (i) has been duly authorized, executed and delivered by Borrower and each of its Subsidiaries (to the extent each is a party thereto) and (ii) constitutes a valid and binding obligation of Borrower and each of its Subsidiaries (to the extent each is a party thereto) enforceable against each such Person in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

         (b) The Loans, the Bridge Notes and the Exchange Notes have been duly authorized by the Borrower and each of the Guarantees and the guarantees by the Guarantors of the Borrower's obligations under the Exchange Notes have been duly authorized by the Borrower and each Guarantor, as applicable. When the Bridge Notes and the Exchange Notes have been executed and delivered pursuant to the terms of this Agreement or the Exchange Note Indenture, as applicable, each of the Loans, the Bridge Notes, the Exchange Notes, and the Guarantees and the guarantees by the Guarantors of the Borrower's obligations under the Exchange Notes will be valid and binding obligations of the Borrower and each Guarantor, as applicable, enforceable against it in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

         Section 3.4. No Conflicts.

         (a) Neither the execution and delivery of any of the Transaction Documents nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with the terms and provisions hereof or thereof (i) violates or will violate any material law or regulation or any order or decree of any court or Governmental Authority applicable to the Borrower or any of its Subsidiaries or by which any of their respective properties or assets may be bound, (ii) constitutes or will constitute a breach or a violation of, any of the terms or provisions of, or a default under, the organizational documents (including any certificate of incorporation or bylaws) or any other corporate restriction of any of the Borrower or any of its Subsidiaries or (iii) conflicts with or will result in the breach of, or constitutes a default under, any material contract, lease, indenture, loan agreement (including, without limitation, the Credit Facility), mortgage, deed of trust or other agreement or instrument (each, a "Material Contract") to which the Borrower or any of its Subsidiaries is a party or to which any of them may be subject or by which any of them or any of their respective assets is or may be bound (except to the extent that such violations, breaches, conflicts or defaults, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect).

         (b) No consent, approval, authorization or order of, or any registration or filing with, any Governmental Authority is or will be required in connection with the execution and delivery of any of the Transaction Documents by the Borrower or any of its Subsidiaries (to the extent each is a party thereto) or the consummation of the transactions contemplated hereby or thereby other than those which have been obtained and filings with the SEC to fulfill reporting requirements.

         Section 3.5. No Violations; Material Contracts.

         (a) There does not exist (i) any violation of any law or regulation or any order or decree of any court or Governmental Authority applicable to the Borrower or any of its Subsidiaries, which violation would reasonably be expected to have a Material Adverse Effect or (ii) any conflict or violation of any terms or provisions of the organizational documents (including any articles or certificate of incorporation or bylaws) of the Borrower or any of its Subsidiaries.

         (b) Except as set forth on Schedule 3.5(a), neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restriction that, individually or in the aggregate, has had or could have a Material Adverse Effect. Each Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties or assets are or may be bound as of the Closing Date is listed on Schedule 3.5(b), and true and correct copies of all such Material Contracts have been delivered to the Administrative Agent.

         (c) As of the Closing Date, except as could not reasonably be expected to have a Material Adverse Effect, (i) each Material Contract is in all material respects valid, binding and in full force and effect and is enforceable by the Borrower and each of its Subsidiaries (to the extent that each is a party thereto) in accordance with its terms (except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity, whether arising under a proceeding at law or in equity), (ii) the Borrower and each of its Subsidiaries (to the extent each is a party thereto) has performed in all material respects all obligations required to be performed by it to date under all of its Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Borrower and each of its Subsidiaries, no other party to any of the Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, (iii) neither the Borrower or any of its Subsidiaries, nor, to the knowledge of the Borrower and each of its Subsidiaries, any other party to any Material Contract, has given notice of termination of, or taken any action inconsistent with the continuation of, any Material Contract, and (iv) none of such other parties has any presently exercisable or future right to terminate any Material Contract except as provided in any such Material Contract, including any right to terminate any Material Contract on account of the execution, delivery or performance of any of the Transaction Documents.

         Section 3.6. Capital Stock; Subsidiaries.

         (a) All shares of capital stock and other Equity Interests of the Borrower are duly authorized, validly issued, fully paid and non-assessable. All shares of capital stock and other Equity Interests of each Subsidiary of the Borrower are duly authorized, validly issued, fully paid and non-assessable and owned directly or indirectly by the Borrower beneficially and of record, free and clear of any Lien other than the Liens to be created under the Credit Facility (other than (x) directors' qualifying shares and (y) shares required by applicable law to be held by another Person in an amount not to exceed one-tenth of one percent of the outstanding shares). Schedule 3.6(a) sets forth, (i) as of the date hereof (and without giving effect to the Transactions) a list of all direct and indirect Subsidiaries of the Borrower and the percentage ownership (direct and indirect) of the Borrower therein and (ii) as of the Closing Date (after giving effect to the Transactions), a list of all direct Subsidiaries of the Borrower and each Guarantor and the percentage Equity Interests of the Borrower and each such Guarantor, as applicable, therein. All such shares of capital stock or other ownership interest are duly authorized, validly issued, fully paid and non-assessable and owned by the Borrower or each Guarantor, as the case may be, free and clear of all Liens other than Permitted Liens.

         (b) Except as set forth on Schedule 3.6(b), there are (i) no outstanding subscriptions, warrants, options, calls or commitments of any character related to or entitling any Person to purchase or otherwise acquire any shares of the capital stock or other Equity Interests of the Borrower or any of its Subsidiaries, (ii) no obligations or securities convertible into or exchangeable for shares of any capital stock or other Equity Interests of the Borrower or any of its Subsidiaries or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities and (iii) no preemptive or similar rights to subscribe for or to purchase any capital stock or other Equity Interests of the Borrower or any of its Subsidiaries granted to any Person.

         Section 3.7. Liens. There are no Liens on any assets of the Borrower or any of its Subsidiaries except Permitted Liens.

         Section 3.8. No Violation of Regulations of Board of Governors of Federal Reserve System. None of the transactions contemplated by this Agreement (including without limitation the use of the proceeds from the Loans and Permanent Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any rule or regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board.

         Section 3.9. Governmental Regulations. None of the Borrower or any of its Subsidiaries is required to register as an "investment company" under the Investment Company Act of 1940, as amended, is a "public utility" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or is subject to any other statute, rule or regulation limiting its ability to incur Indebtedness for borrowed money.

         Section 3.10. Financial Statements; No Undisclosed Liabilities.

         (a) The consolidated balance sheets of the Borrower and each of its Subsidiaries that are attached hereto as Schedule 3.10 fairly present the consolidated financial position of the Borrower and each of its Subsidiaries as of the dates set forth therein, in each case in accordance with GAAP consistently applied (except as otherwise specifically indicated therein), subject to normal year-end adjustments. The consolidated statements of income and cash flows of the Borrower and each of its Subsidiaries that are attached hereto as Schedule 3.10 have been prepared in conformity with GAAP applied on a consistent basis through all the periods involved (except as otherwise specifically indicated therein) and fairly present the consolidated results of operations of the Borrower and each of its Subsidiaries for the periods indicated, subject to normal year-end adjustments. The pro forma consolidated statements of income and cash flows included in Schedule 3.10 fairly present the estimated consolidated income and cash flows of the Borrower and its Subsidiaries assuming the consummation of the Merger as if it had occurred on the date set forth therein, and the pro forma consolidated balance sheet of the Borrower included in Schedule 3.10 fairly presents the consolidated financial condition of the Borrower and its Subsidiaries on the Closing Date (after giving effect to all simultaneous transactions to occur on such date). The historical and pro forma financial statements attached hereto as Schedule 3.10 comply as to form with the requirements applicable to such financial statements in, and constitute all of the financial statements required by, Regulation S-X of the Securities Act for a Form S-1 registration statement

         (b) Neither the Borrower nor any of its Subsidiaries (prior to giving effect to the consummation of the Transactions) has any liability (absolute or contingent) except (i) those shown on the most recent audited balance sheets described in Section 3.10(a), (ii) those incurred under the Transaction Documents and (iii) those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 3.11. Full Disclosure. No information, report, financial statement or certificate delivered or to be delivered to the Lenders in connection with the Transactions contains or will contain any untrue statement of material fact or omitted or omits or will omit to state a material fact necessary to make such statements not misleading in light of the circumstances in which such statements were made; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

         Section 3.12. Private Offering; Rule 144A Matters.

         (a) Based in part on the accuracy of the representations and warranties of, and compliance with the covenants and agreements by, the Lenders in Section 6.1, the making of the Loans hereunder and the issuance of the instruments evidencing such Loans and the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Borrower nor any Guarantor has issued or sold Loans, the instruments evidencing such Loans or the Securities or equity securities to anyone other than the Lenders. No securities of the same class as the Loans, the instruments evidencing such Loans or the Securities have been issued or sold by the Borrower or any Guarantor within the six-month period immediately prior to the date hereof. The Borrower and each of the Guarantors agrees that neither it, nor anyone acting on its behalf (other than the Lenders, as to whom the Borrower and each of the Guarantors makes no representation), will (i) offer the Loans, the instruments evidencing such Loans or the Securities so as to subject the making, issuance and/or sale of the Loans, the instruments evidencing such Loans or the Securities, to the registration or prospectus delivery requirements of the Securities Act or (ii) offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect to the same with, anyone if the issuance or sale of the Loans, the instruments evidencing such Loans, the Securities and any such securities would be integrated as a single offering for the purposes of the Securities Act, including without limitation, Regulation D thereunder, in such a manner as would require registration under the Securities Act thereof. Each Security shall have a legend setting forth the restrictions on the transferability thereof imposed by the Securities Act for so long as such restrictions apply.

         (b) In the case of each offer, sale or issuance of the Loans, the instruments evidencing such loans or the Securities, no form of general solicitation or general advertising was or will be used by the Borrower or any Guarantor or their representatives (other than the Lenders, as to whom the Borrower and each of the Guarantors makes no representation), including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (c) The Securities will be eligible for resale pursuant to Rule 144A under the Securities Act. When the Securities are issued and delivered pursuant to the Transaction Documents, they will not be of the same class (within the meaning of Rule 144A(d) (3) under the Securities Act) as any other security of the Borrower or any Guarantor that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system. Neither the issuance of the Exchange Notes nor the execution, delivery and performance of the Transaction Documents (other than the Debt Registration Rights Agreement) will require the qualification of an indenture under the Trust Indenture Act.

         Section 3.13. Absence of Proceedings. Except with respect to the matters disclosed in Schedule 3.13, there is not pending or threatened any action, suit or proceeding to which the Borrower or any of its Subsidiaries is a party, before or by any court or other Governmental Authority or body (domestic or foreign), that would reasonably be expected to cause a Material Adverse Effect.

         Section 3.14. Taxes. The Borrower and its Subsidiaries have duly and timely filed all required tax returns and reports and paid all taxes, assessments, and governmental levies due prior to the date hereof except (i) those being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower and its Subsidiaries and (ii) where the failure to file or make payment would not reasonably be expected to have a Material Adverse Effect.

         Section 3.15. Financial Condition; Solvency. The Borrower and each of the Guarantors is, and immediately after giving effect to the consummation of the Transactions will be, Solvent.

         Section 3.16. No Material Adverse Change. There has been no material adverse change (including any event which is likely to result in such a material adverse change) in the business, assets, liabilities, revenues, operations, condition (financial or otherwise), value, management or prospects of the Borrower and its Subsidiaries, taken as a whole, since February 1, 1998.

         Section 3.17. Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so would not reasonably be expected to have Material Adverse Effect.

                                   ARTICLE IV.
                                    COVENANTS

         So long as any Commitment shall remain outstanding or any Obligation shall remain unpaid, the Borrower and each of the Guarantors covenants and agrees with the Lenders as follows:

         Section 4.1. Financial Statements. To furnish, or cause to be furnished, to the Administrative Agent and to each of the Lenders:

         (a) Audited Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the fiscal year and the related consolidated statements of income, retained earnings, shareholders' equity and cash flows for the year, audited by KPMG Peat Marwick LLP, or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the previous year, reported without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.

         (b) Company-Prepared Financial Statements. As soon as available, but in any event

                  (i) within 30 days after the end of each month, a company-prepared unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such month and related company-prepared consolidated and consolidating statements of income for such monthly period and for the fiscal year to date;

                  (ii) within 45 days after the end of each of the first three fiscal quarters, the company-prepared unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and related company-prepared consolidated and consolidating statements of income, retained earnings, shareholders' equity and cash flows for such quarterly period and for the fiscal year to date or, in lieu thereof, the Borrower's report on Form 10-Q filed with the SEC for such period;

                  (iii) within 45 days following the end of each fiscal year, an annual business plan and budget for the members of the Consolidated Group, containing, among other things, pro forma financial statements for the then current fiscal year, in each case setting forth in comparative form the consolidated and consolidating figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments and the absence of notes required by GAAP.

All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and shall be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein) and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, any change in the application of accounting principles.

         Section 4.2. Certificates; Other Information. To furnish, or cause to be furnished, to the Administrative Agent and to each of the Lenders:

         (a) Accountant's Certificate and Reports. Concurrently with the delivery of the financial statements referred to in subsection 4.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

         (b) Officer's Certificate. Concurrently with the delivery of the financial statements referred to in Sections 4.1(a) and 4.1(b)(ii) above, a certificate of a Responsible Officer (i) demonstrating compliance with the financial covenants in Section 4.10 by calculation thereof as of the end of each such fiscal period and (ii) stating that, to the best of such Responsible Officer's knowledge and belief, (A) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (B) during such period the members of the Consolidated Group have observed or performed in all material respects the covenants and other agreements hereunder and under the other Loan Documents relating to them, and satisfied in all material respects the conditions, contained in this Agreement to be observed, performed or satisfied by them and (C) in each case such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate. A form of Officer's Certificate is attached as Schedule 4.2(b).

         (c) Accountants' Reports. Promptly upon receipt, a copy of any final (as distinguished from a preliminary or discussion draft) "management letter" or other similar report submitted by independent accountants or financial consultants to any member of the Consolidated Group in connection with any annual, interim or special audit.

         (d) Public Information. Within ten days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection 4.1) and other financial information which any member of the Consolidated Group sends to its public stockholders, and within ten days after the same are filed, copies of all financial statements and non-confidential reports which any member of the Consolidated Group may make to, or file with, the SEC or any successor or analogous Governmental Authority.

         (e) Studio Closings. Concurrently with the delivery of the financial statements referred to in Sections 4.1(a) and 4.1(b)(ii), a report containing information as to the number of photography studios closed by the Borrower or any of its Subsidiaries during the applicable fiscal quarter period and the number of studios remaining open at the end of such fiscal quarter.

         (f) Other Information. Promptly, such additional financial and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

         Section 4.3. Notices. To give notice to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

         (a) Defaults. Immediately (and in any event within five Business Days) after a Responsible Officer of any Credit Party knows of, the occurrence of any Default or Event of Default.

         (b) Contractual Obligations. Promptly, the occurrence of any default or event of default under any Contractual Obligation of any member of the Consolidated Group which would reasonably be expected to have a Material Adverse Effect.

         (c) Legal Proceedings. Promptly, the initiation of any litigation, or any investigation or proceeding (including without limitation, any environmental proceeding) known to any Responsible Officer of a member of the Consolidated Group, or any material development in respect thereof, against any member of the Consolidated Group which, if adversely determined, would in the opinion of management of the Borrower reasonably be expected to have a Material Adverse Effect (and in any event, where compensation, reimbursement, damages or relief is sought in excess of $1,000,000 in any instance and such liability is not covered by insurance).

         (d) ERISA. Promptly, after any Responsible Officer of the Borrower knows of (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event;
(ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA);
(iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the members of the Consolidated Group or any ERISA Affiliate are required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect; or (iv) any change in the funding status of any Plan that reasonably would be expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the members of the Consolidated Group shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

         (e) Other. Promptly, any other development or event which a Responsible Officer determines would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Credit Parties propose to take with respect thereto.

         Section 4.4. Compliance with Law. To comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction would reasonably be expected to have a Material Adverse Effect.

         Section 4.5. Payment of Obligations. To pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with prudent business practice (subject, where applicable, to specified grace periods) all material obligations of each member of the Consolidated Group of whatever nature (including without limitation all taxes, assessments and governmental charges or levies imposed on it, or upon its income or profits and all lawful claims which, if unpaid, might give rise to a Lien upon any of its properties) and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations; provided, however, that no member of the Consolidated Group shall be required to pay any such tax or other obligation which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would reasonably be expected to have a Material Adverse Effect.

         Section 4.6. Conduct of Business and Maintenance of Existence. To continue to engage in business of the same general type as now conducted by it on the date hereof, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business;

and comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 4.7. Maintenance of Property; Insurance. To keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies casualty, liability and such other insurance (which may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice; maintain at all times an aggregate of at least $5,000,000 in the key man life insurance insuring John Grosso, Eric Jeltrup and Bruce Fisher; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried. The Administrative Agent shall be named as loss payee or mortgagee, and/or as additional insured with respect to any such insurance, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of the Borrower or any of its Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies. The present insurance coverage of the Borrower and its Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on Schedule 4.7, as Schedule 4.7 may be amended from time to time by written notice to the Administrative Agent.

         Section 4.8. Inspection of Property; Books and Records; Discussions.

         (a) To keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by any Lender, any such Lender to visit and inspect any of its properties and examine and make abstracts (including photocopies) from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Credit Parties may not disclose without violation of a confidentiality obligation binding upon them) at any reasonable time, and to discuss the business, operations, properties and financial and other condition of the members of the Consolidated Group with officers and employees of the members of the Consolidated Group and with their independent certified public accountants. The cost of the inspection referred to in the preceding sentence shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of the Credit Parties.

         (b) In addition to the foregoing subsection (a), to permit the Administrative Agent to have agents or representatives to conduct a "field audit" of its inventory and accounts, including inspection of the inventory and account records and a right to examine and make abstracts (including photocopies) from its books and records relating to its inventory and accounts once in each fiscal year, and more frequently after the occurrence of an Event of Default.

         Section 4.9. Environmental Laws.

         (a) To comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

         (b) To conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do so or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

         (c) To defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the members of the Consolidated Group or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder and termination of the Commitments.

         Section 4.10. Financial Covenants.

         (a) Consolidated Leverage Ratio. There shall be maintained, as of the end of each fiscal quarter to occur during the periods shown, a Consolidated Leverage Ratio of not greater than:

                      October 31, 1998 through
                      January 29, 2000                           6.75 to 1.0

                      January 30, 2000 through
                      January 27, 2001                           6.50 to 1.0

                      January 28, 2001 through
                      February 2, 2002                           6.00 to 1.0

                      February 3, 2002 through
                      February 1, 2003                           5.50 to 1.0

                      February 2, 2003 through
                      January 31, 2004                           5.00 to 1.0

                      February 1, 2004 and
                      thereafter                                 4.50 to 1.0

         (b) Consolidated Fixed Charge Coverage Ratio. There shall be maintained, as of the end of each fiscal quarter, a Consolidated Fixed Charge Coverage Ratio of at least .95 to 1.0.

         (c) Consolidated Interest Coverage Ratio. There shall be maintained, as of the end of each fiscal quarter to occur during the periods shown, a Consolidated Interest Coverage Ratio of at least:

                      October 31, 1998 through
                      January 29, 2000                           1.35 to 1.0

                      January 30, 2000 through
                      February 2, 2002                           1.50 to 1.0

                      February 3, 2002 through
                      January 31, 2004                           1.75 to 1.0

                      February 1, 2004 and
                      thereafter                                 2.00 to 1.0

         (d) Capital Expenditures. The aggregate amount of Consolidated Capital Expenditures for the Consolidated Group will not exceed $12,500,000 during any fiscal year. The unused portion of Consolidated Capital Expenditures permitted but not used in any fiscal year may be carried over and used in the next fiscal year (one year carry-over); provided, however, the Consolidated Group must use the amount of Consolidated Capital Expenditures permitted in any given fiscal year before utilizing the amount carried over from the preceding year.

         Section 4.11. Fee Letter. To comply with the other agreements provided for in the Fee Letter.

         Section 4.12. Additional Guaranties and Stock Pledges. At any time any Person becomes a Domestic Subsidiary, the Borrower will promptly notify the Administrative Agent thereof and within 30 days of such event, cause such Domestic Subsidiary to become a Guarantor hereunder by (i) execution of a Joinder Agreement and (ii) delivery of supporting resolutions, incumbency certificates, corporation formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request.

         Section 4.13. Ownership of Subsidiaries. Except to the extent otherwise permitted in Section 4.22 and except as set forth on Schedule 3.6, the Borrower shall, directly or indirectly, own at all times 100% of the Voting Stock of each of its Subsidiaries (other than (x) directors' qualifying shares and (y) shares required by applicable law to be held by another Person in an amount not to exceed one-tenth of one percent of the outstanding shares).

         Section 4.14. Use of Proceeds. Extensions of Credit will be used solely for the purpose of financing, in part, the Merger and the payment of related fees and expenses.

         Section 4.15. Year 2000 Compliance. Each Credit Party will promptly notify the Administrative Agent in the event such Credit Party discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant, except to the extent that such failure would not reasonably be expected to have a Material Adverse Effect.

         Section 4.16. Indebtedness. Not to contract, create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness of the Credit Parties arising or existing under the Credit Facility in an aggregate principal amount not exceeding $150.0 million less the aggregate amount of all principal repayments with respect to Term Loans made under the Credit Facility since the Closing Date;

         (b) Indebtedness under the Loan Documents;

         (c) Indebtedness set forth in Schedule 4.16, and renewals, refinancings and extensions thereof on terms and conditions no less favorable than for such existing Indebtedness;

         (d) Capital Lease Obligations and Indebtedness incurred, in each case, to provide all or a portion of the purchase price or costs of construction of an asset, provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the total amount of all such Indebtedness shall not exceed $5,000,000 at any time outstanding;

         (e) Indebtedness and obligations of the Borrower in respect of Hedging Agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes;

         (f) (i) unsecured intercompany Indebtedness owing by one Credit Party to another Credit Party and (ii) unsecured intercompany Indebtedness owing by a Credit Party to a Subsidiary of the Borrower which is not a Credit Party, in each case to the extent permitted under Section 4.20 hereof; and

         (g) Guaranty Obligations of Indebtedness permitted under this Section 4.16.

         Section 4.17. Liens. Not to contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

         Section 4.18. Nature of Business. Not to engage in any business other than the business conducted by such member of the Consolidated Group on the Closing Date and any businesses reasonably related thereto.

         Section 4.19. Consolidation, Merger, Sale or Purchase of Assets, Capital Expenditures, etc.

         (a) Not to dissolve, liquidate or wind up their affairs, except for the dissolution and liquidation of a wholly-owned Subsidiary of a Credit Party where the parent company Credit Party receives the assets of such Subsidiary;

         (b) Not to enter into any transaction of merger or consolidation; provided, however, that, so long as no Default or Event of Default would be directly or indirectly caused as a result thereof, a member of the Consolidated Group may merge or consolidate with another member of the Consolidated Group, provided that (A) if the Borrower is a party thereto, the Borrower shall be the surviving corporation and (B) if one of the parties thereto is a Credit Party, such Credit Party shall be the surviving corporation;

         (c) Not to sell, lease, transfer or otherwise dispose of any Property (including without limitation pursuant to any sale/leaseback transaction or securitization transaction ) other than (i) the sale of inventory in the ordinary course of business for reasonable consideration, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, and (iii) other sales of assets (other than inventory), provided that (A) after giving effect to such sale or other disposition, the aggregate book value of assets sold or otherwise disposed of pursuant to this clause (iii) in any given fiscal year does not exceed an amount equal to $5,000,000 and (B) the proceeds from any such disposition are, within 360 days from the date of such disposition, reinvested in an asset similar to the type transferred or disposed of pursuant to this
Section 4.19(c)(iii); or

         (d) Except as otherwise permitted by Section 4.19(b) and Section 4.20 hereof, not to (i) acquire all or any portion of the capital stock or securities of any other Person or (ii) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person.

         Section 4.20. Advances, Investments and Loans. Not to lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or otherwise make an Investment in, any Person except for Permitted Investments.

         Section 4.21. Transactions with Affiliates. Not to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate other than (i) transactions permitted by this Agreement, (ii) customary fees and expenses paid to directors and (iii) where such transactions are on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

         Section 4.22. Ownership of Equity Interests. Not to Issue, sell, transfer, pledge or otherwise dispose of any partnership interests, shares of capital stock or other equity or ownership interests ("Equity Interests") in any member of the Consolidated Group, except (i) issuance, sale or transfer of Equity Interests to a Credit Party by a Subsidiary of such Credit Party, (ii) in connection with a transaction permitted by Section 4.19, (iii) as needed to qualify directors under applicable law and (iv) subject to the terms hereof, the sale of Equity Interests in the Borrower to any Person.

         Section 4.23. Fiscal Year. Not to (i) change its fiscal year end from the Sunday falling closest to January 31st of each year, or (ii) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or similar document) in any manner that would reasonably be likely to adversely affect the rights of the Lenders.

         Section 4.24. Prepayments of Indebtedness, etc.

         (a) After the issuance thereof, not to amend or modify (or permit the amendment or modification of), the terms of any other Indebtedness in a manner adverse to the interests of the Lenders (including specifically shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto or changing any subordination provisions thereof);

         (b) Not to make any prepayment, redemption, defeasance or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Funded Debt other than so long as no Default or Event of Default is in existence or would be caused as a result thereof (i) intercompany Indebtedness permitted hereunder, (ii) regularly scheduled payments of principal and interest on such Funded Debt and (iii) prepayments of Indebtedness under the Credit Facility, as in effect on the date hereof.

         Section 4.25. Restricted Payments. Not to make or permit any Restricted Payments.

         Section 4.26. Sale Leasebacks. Not to directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (ii) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

         Section 4.27. License Agreements. Not to:

         (a) terminate, cancel or permit to expire the Kmart License Agreement or the Wal-Mart License Agreement; or

         (b) permit the Consolidated Group to close a material number (as determined by the Administrative Agent in its sole discretion or as determined by the Borrower) of individual photography studios located in the United States in any single fiscal year unless, after giving effect to such closings and any such prior closings or other studio closings, determined as of the end of the next succeeding fiscal quarter, the Borrower is able to establish to the satisfaction of the Administrative Agent that the Borrower will be in compliance on a Pro Forma basis with each of the financial covenants contained in Section
4.10 hereof.

         Section 4.28. Exchange of Term Notes. The Borrower will, on the 5th Business Day following the written request (the "Exchange Request") of the holder of any Term Loan:

         (a) Execute and deliver, cause each Guarantor to execute and deliver, and cause the Exchange Note Trustee to execute and deliver, the Exchange Note Indenture substantially in the form of Exhibit D attached hereto, if such Exchange Note Indenture has not previously been executed and delivered; and

         (b) Execute and deliver to such holder or beneficial owner in accordance with the Exchange Note Indenture a note in the form attached to the Exchange Note Indenture (the "Exchange Notes") bearing interest at a fixed rate equal to the rate per annum borne by the Term Loan on the date of the Exchange Request dated the date of the issuance of such Exchange Note, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Term Loan (or portion thereof) being exchanged, and cause each Guarantor to endorse its guarantee thereon.

         The Exchange Request shall specify the principal amount of the Term Loans to be exchanged pursuant to this Section 4.28 which shall be at least $5,000,000 and integral multiples of $100,000 in excess thereof. Term Loans delivered to the Borrower under this Section 4.28 in exchange for Exchange Notes shall be canceled by the Borrower and the corresponding amount of the Term Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Exchange Note Indenture.

         The Exchange Note Trustee shall at all times be a corporation organized and doing business under the laws of the United States or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $50,000,000.

         Section 4.29. Change of Control.

         (a) Upon the occurrence of a Change of Control, each Lender will have the right to require the Borrower to prepay all or any part the principal amount of such Lender's Loans pursuant to the offer described below (the "Change of Control Offer") at a prepayment price in cash equal to the aggregate principal amount thereof plus (i) accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of prepayment and (ii) the Change of Control Fee (collectively, the "Change of Control Payment"). Within 10 days following any Change of Control, the Borrower will mail a notice to each Lender describing the transaction or transactions that constituted the Change of Control and offer to repay the Loans on the date specified in such notice, which date shall be no earlier than 30 days and no later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures set forth below.

         (b) Notice of a Change of Control Offer shall be mailed by the Borrower to the Lenders at their addresses set forth in the Loan Register. The Change of Control Offer shall remain open from the time of mailing until the Change of Control Payment Date. The notice shall contain all instructions and materials necessary to enable such Lenders to elect to be prepaid pursuant to the Change of Control Offer.

         (c) On the Change of Control Payment Date, the Borrower shall (i) repay all Loans or portions thereof of each Lender that properly elected repayment thereof pursuant to the Change of Control Offer, (ii) pay the Change of Control Payment for each such Loan (or portion thereof) elected to be repaid and (iii) deliver to each such Lender a new Bridge Note equal in principal amount (excluding premiums, if any) to the unpurchased portion of the corresponding Bridge Note surrendered, if any. The Borrower will notify the remaining Lenders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                                   ARTICLE V.
                                   CONDITIONS

         The obligation of each of the Lenders to make Bridge Loans is subject to (i) the representations and warranties in Article III and the representations and warranties of the Borrower and each Guarantor, as the case may be, in the Credit Facility and the Merger Agreement being true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Borrower and each Guarantor, as the case may be, having performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) the prior or concurrent satisfaction of each of the following conditions:

         Section 5.1. Corporate and Other Proceedings. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto not previously found acceptable by the Administrative Agent shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and, unless otherwise noted, dated the Closing Date:

         (a) a certified copy of the Borrower's and each of the Guarantor's charter, in each case, together with a certificate of good standing or like certificate with respect to the Borrower and each Guarantor issued by the appropriate government officials of the jurisdiction of its respective formation and of each jurisdiction in which the Borrower or such Guarantor owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

         (b) a copy of the Borrower's and each of the Guarantor's bylaws, in each case, certified as of the Closing Date by its Secretary or one of its Assistant Secretaries;

         (c) resolutions of the Borrower's and each of the Guarantor's Board of Directors, in each case, approving and authorizing the execution, delivery and performance of this Agreement, each of the other Transaction Documents and any other documents, instruments and certificates required to be executed by the Borrower or such Guarantor in connection herewith or therewith and approving and authorizing the execution, delivery and payment of the Bridge Notes, the Exchange Notes and the consummation of the Transactions, each certified as of the Closing Date by its respective Secretary or one of its Assistant Secretaries as being in full force and effect without modification or amendment;

         (d) signature and incumbency certificates of the Borrower's and each of the Guarantor's Officers executing this Agreement and the Bridge Notes and any other documents executed in connection therewith;

         (e) executed copies of this Agreement and the Bridge Notes, drawn to the order of the Lenders;

         (f) a notation of Guarantee, executed and delivered by each Guarantor, dated the date of this Agreement, substantially in the form of Exhibit B hereto, as applicable;

         (g) an Officers' Certificate from the Borrower and each of the Guarantors in form and substance satisfactory to the Administrative Agent to the effect that (i) the representations and warranties in Article III and the representations and warranties of the Borrower and such Guarantor, as the case may be, in the Credit Facility are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Borrower and such Guarantor, as the case may be, has performed and complied in all material respects with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) all conditions to the consummation of the Transactions have been satisfied on the terms set forth in the documentation relating thereto and have not been waived or amended without the Administrative Agent's prior written consent;

         (h) true and correct copies of the final form of each of: (i) the Merger Agreement, which shall be satisfactory in form and substance to each of the Lenders and which shall provide for an aggregate Merger consideration of $233.5 million; (ii) the Credit Facility, which shall be satisfactory in form and substance to each of the Lenders; and (iii) the agreements relating to the Equity Financing, which shall be satisfactory in form and substance to each of the Lenders;

         (i) true and correct copies of each of the other Transaction Documents, each of which shall be satisfactory in form and substance to each of the Lenders in their sole discretion;

         (j) a copy of all closing documents relating to the Merger and all such counterpart originals or certified copies of such documents, instruments, certificates, opinions and reliance letters as the Administrative Agent may reasonably request;

         (k) a copy of all closing documents relating to the Credit Facility and all such counterpart originals or certified copies of such documents, instruments, certificates, reliance letters and opinions as the Administrative Agent may reasonably request (including, without limitation, a reliance letter, addressed to the Lenders, from counsel to the Borrower, entitling the Lenders to rely on the opinions issued by such counsel in connection with the Credit Facility);

         (l) a copy of all closing documents relating to the other Transactions and all such counterpart originals or certified copies of such documents, instruments, certificates, reliance letters and opinions as the Administrative Agent may reasonably request; and

         (m) all authorizations, consents and approvals required by Section
5.13.

         Section 5.2. Concurrent Transactions. Either prior to or concurrently with the making of the Bridge Loans by the Lenders: (i) the Equity Financing and the Bank Financing shall have been consummated on terms satisfactory to each of the Lenders and all conditions precedent to the consummation of the Equity Financing and the Bank Financing shall have been satisfied or, with the prior approval of each of the Lenders, waived; and (ii) the Merger shall have been consummated on terms satisfactory to each of the Lenders pursuant to the provisions of the Merger Agreement delivered pursuant to 5.1(h) above in compliance with applicable law and regulatory approvals and such Merger Agreement shall not have been materially altered, amended or otherwise changed or supplemented or any material condition therein waived, without the prior written consent of the Lenders, and all conditions precedent to consummation of the Merger shall have been satisfied or, with the prior approval of each of the Lenders, waived.

         Section 5.3. No Material Adverse Change. No material adverse change (including any event which, in the reasonable opinion of any Lender, is likely to result in such a material adverse change) in the business, assets, liabilities, revenues, operations, condition (financial or otherwise), value, management or prospects of the Borrower and its Subsidiaries, taken as a whole, shall have occurred since February 1, 1998, and no material inaccuracy in such financial statements shall exist.

         Section 5.4. No Event of Default. No event shall have occurred and be continuing or would result from the consummation of the Transactions that would constitute an Event of Default.

         Section 5.5. Litigation; Restraining Orders. There shall not exist (A) any order, decree, judgment, ruling or injunction which restrains the consummation of the Transactions in the manner contemplated by the Merger Agreement and (B) any pending or threatened action, suit, investigation or proceeding which, if adversely determined, could materially adversely affect the ability of the Borrower or any Guarantor to perform any of their respective obligations under the Loan Documents or the ability of the Lenders to exercise their rights thereunder.

         Section 5.6. No Changes in Financial Markets. No material adverse change in the financial or capital markets shall have occurred which, in the judgment of any Lender, would make it impractical or inadvisable to proceed with the funding of the Loans or the sale of the Permanent Securities, and a banking moratorium shall not have been declared by Federal or New York State banking officials.

         Section 5.7. Corporate Structure. The corporate, capital and ownership structure (including articles of incorporation and by-laws), shareholders' agreements and management of the Borrower and its Subsidiaries (after giving effect to the Transactions), including, without limitation, the execution of employment contracts with and key-man life insurance with respect to, management of the Borrower and each of the other key employees of the Borrower, shall be satisfactory to each of the Lenders in all respects.

         Section 5.8. No Conflicts. The execution, delivery and performance of the documentation relating to the various aspects of the Transactions and the consummation of all the transactions contemplated hereby and thereby will not conflict with, constitute a default under or violate (A) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries, (B) any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Borrower or any of its Subsidiaries is bound, (C) any foreign, federal, state or local statute, rule or regulation, (D) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Borrower or any of its Subsidiaries, where such conflict, default or violation would have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

         Section 5.9. Delivery of Opinions. The Administrative Agent shall have received originally executed copies of one or more favorable written opinions of
(i) Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Borrower and the Guarantors, in the form of Exhibit E-1 hereto and addressed to the Lenders, (ii) Robinson, Bradshaw & Hinson, P.A., special North Carolina counsel for the Borrower and the Guarantors, in the form of Exhibit E-2 hereto and addressed to the Lenders and (iii) such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Administrative Agent shall have reasonably requested.

         Section 5.10. Solvency. Each Lender shall have received a certificate from Valuation Research, in form and substance satisfactory to each Lender, certifying that, on the date of and immediately after giving effect to the consummation of the Transactions, the Borrower and each of its Subsidiaries will be Solvent.

         Section 5.11. Payment of Fees. On or before the Closing Date, the Borrower shall have paid to the Lenders and their Affiliates the fees payable on the Closing Date pursuant to Section 2.11.

         Section 5.12. No Breach Under Engagement Letter, Commitment Letter or Fee Letter. Neither the Borrower nor any Guarantor shall be in breach or violation of any of its obligations under the Engagement Letter, the Commitment Letter or the Fee Letter and each of the Engagement Letter and the Fee Letter shall be in full force and effect.

         Section 5.13. Consents and Approvals. On or before the Closing Date, all governmental, shareholder and third-party consents (including Hart-Scott-Rodino clearance) and approvals necessary or desirable in connection with the Transactions and the other transactions contemplated hereby shall have been obtained; all such consents and approvals shall be in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Transactions or such other transactions or that could seek or threaten any of the foregoing. Copies of all such authorizations, consents and approvals shall have been delivered to the Administrative Agent on the Closing Date.

         Section 5.14. Repayment of Indebtedness. On or before the Closing Date, all existing Indebtedness of the Borrower and its Subsidiaries shall be repaid in full and all commitments thereunder shall be terminated.

         Section 5.15. Closing. Upon satisfaction of the conditions set forth herein, each of the Lenders shall disburse the proceeds of its Bridge Loan by wire transfer of immediately available funds to the account designated by the Borrower in New York, New York, against delivery to the Lenders in Bridge Notes in the names and denominations specified by the Lenders (the "Closing"). The Borrower shall give the Lenders at least three Business Days' notice of the expected date of such Closing (the "Closing Date"). The Closing shall take place at such place as shall be agreed upon by the Lenders and the Borrower.

         Section 5.16. Debt Registration Rights Agreement. The Borrower, each of the Guarantors and the Administrative Agent shall have entered into the Debt Registration Rights Agreement and a fully executed copy of the Debt Registration Rights Agreement shall have been delivered to each of the Lenders.

                                   ARTICLE VI.
        TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING SUCH LOANS AND
           THE SECURITIES; REPRESENTATIONS OF LENDERS; PARTICIPATIONS

         Section 6.1. Transfer of Loans, the instruments evidencing such Loans and the Securities. Each Lender acknowledges that none of the Loans, the instruments evidencing such Loans or any of the Securities have been registered under the Securities Act and represents and agrees that it is acquiring the Loans, the instruments evidencing such Loans and the Securities for its own account and that it will not, directly or indirectly, transfer, sell, assign, pledge or otherwise dispose of its Loans, the instruments evidencing such Loans or the Securities (or any interest therein) unless such transfer, sale, assignment, pledge or other disposition is made (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under, and otherwise in compliance with, the Securities Act. Each Lender represents and warrants to and covenants and agrees with the Borrower and each Guarantor that it is either (i) a qualified institutional buyer within the meaning of Rule 144A under the Securities Act acting for its own account or the account of one or more other qualified institutional buyers, and is aware that the Borrower and each Guarantor may rely upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder or (ii) an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Each of the Lenders acknowledges that the instruments evidencing the Loans and the Securities will bear a legend restricting the transfer thereof in accordance with the Securities Act.

         Subject to the provisions of the previous paragraph, the Borrower and each of the Guarantors agrees that, with the consent of the Administrative Agent, each Lender will be free to sell or transfer all or any part of the Loans, the instruments evidencing the Loans or the Securities (including, without limitation, participation interest in the Loans) to any third party who
(1) acknowledges the matters set forth in the first sentence of the immediately preceding paragraph and (2) represents and warrants to and covenants and agrees with the Borrower and each Guarantor the matters set forth in clauses (i) and (ii) of the second sentence of the immediately preceding paragraph and to pledge any or all of the Securities to any commercial bank or other institutional lender; provided, however, that (i) NationsBridge agrees not to sell the voting interest with respect to at least 30.1% of the Bridge Loans issued on the Closing Date and (ii) Chase and CSI agree not to sell the voting interest with respect to at least 20.0% of the Bridge Loans issued on the Closing Date.

         Section 6.2. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities who (1) acknowledge the matters set forth in the first sentence of the first paragraph of Section 6.1 hereof and (2) represent and warrant to and covenant and agree with the Borrower and each Guarantor the matters set forth in clauses (i) and (ii) of the second sentence of the first paragraph of Section 6.1 hereof ("Purchasers") all or any part of its rights and obligations hereunder and under the Loan Documents. Such assignment shall be substantially in the form of Exhibit A or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed.

         Section 6.3. Permitted Participants; Effect.

         (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities who (1) acknowledge the matters set forth in the first sentence of the first paragraph of Section 6.1 hereof and (2) represent and warrant to and covenant and agree with the Borrower and each Guarantor the matters set forth in clauses (i) and (ii) of the second sentence of the first paragraph of Section
6.1 hereof ("Participants") participating interests in any Loan owing to such Lender, any Bridge Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         (b) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Maturity Date, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any guarantor of any such Loan.

         (c) The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 2.10 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 2.10 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in

Section 2.10, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 2.10 as if each Participant were a Lender.

         Section 6.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports.

         Section 6.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.9.

         Section 6.6. Replacement Securities Upon Transfer or Exchange. Upon surrender of any Securities by any Lender in connection with any transfer or exchange permitted by this Agreement, the Borrower will execute and deliver in exchange therefor a new Security or Securities of the same aggregate tenor and principal amount, payable to the order of such Persons and in such denominations as such Lender may request. The Borrower may require payment by such Lender of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer.

         Section 6.7. Loan Register. The Administrative Agent on behalf of the Borrower shall maintain a register of the principal amount of the Loans held by each Lender and any interest due and payable with respect thereto. The entries in the Loan Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Loan Register as the owner of a Loan or other Securities hereunder as the owner thereof for all purposes of this Agreement and the other Related Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other Securities shall be effective only upon appropriate entries with respect thereto being made in the Loan Register. The Administrative Agent will allow any Lender to inspect and copy such register at the Administrative Agent's principal place of business during normal business hours.

                                  ARTICLE VII.
                                EVENTS OF DEFAULT

         Section 7.1. Events of Default. An Event of Default shall exist upon the occurrence and during the continuation of any of the following specified events (each an "Event of Default"):


         (a) Payment. Any Credit Party shall


                  (i) default in the payment when due of any principal of any of the Loans, whether or not prohibited by the subordination provisions of
         Article X hereof, or

                  (ii) default, and such defaults shall continue for three or more Business Days, in the payment when due of any interest on the Loans, or of any fees or other amounts owing hereunder, under any of the other Loan Documents or in connection herewith or therewith, whether or not prohibited by the subordination provisions of Article X hereof; or

         (b) Representations. Any representation, warranty or statement made or deemed to be made herein, in any of the other Loan Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

         (c) Covenants.

                  (i) Default in the due performance or observance of any term, covenant or agreement contained in Section 4.3(a), 4.10, 4.14 or 4.16 through 4.29, inclusive, or

                  (ii) Default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 7.1) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer of a Credit Party having knowledge of such default or notice thereof by the Administrative Agent; or

         (d) Other Loan Documents. (i) Any Credit Party shall default in the due performance or observance of any material term, covenant or agreement in any of the other Loan Documents (subject to applicable grace or cure periods, if any), or (ii) any Loan Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders any material part of the rights, powers and privileges purported to be created thereby or any Credit Party shall assert the same; or

         (e) Guaranties. Except as to a Credit Party which is dissolved, merged or consolidated out of existence as the result of or in connection with a dissolution, merger or consolidation permitted by Section 4.19(a) or Section 4.19(b), the guaranty given by any Guarantor hereunder or any material provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty beyond any applicable grace period; or

         (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any member of the Consolidated Group; or

         (g) Defaults under Other Agreements.

                  (i) There shall occur a default (beyond the applicable grace period with respect thereto, if any) under either the Kmart License Agreement or the Wal-Mart License Agreement, which default could reasonably be expected to have a Material Adverse Effect; or

                  (ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Agreement) in excess of $1,000,000 in the aggregate for the Consolidated Group taken as a whole, (A) any member of the Consolidated Group shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is (after the giving of notice or lapse of time if required) to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause any such Indebtedness to become due prior to its stated maturity and such default shall continue unremedied for a period of at least 30 days; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         (h) Judgments. One or more judgments or decrees shall have been entered against one or more of the members of the Consolidated Group involving a liability of $500,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

         (i) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or
(ii) a member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of
Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

         Section 7.2. Acceleration. If any Event of Default specified in Section 7.1(a) occurs and is continuing, the Lenders holding at least 25% in aggregate principal amount of the then outstanding Loans may, by written notice to the Borrower, declare the unpaid principal of and any accrued and unpaid interest and fees on all of the Loans to be immediately due and payable. If any Event of Default (other than an Event of Default specified in Section 7.1(a) or 7.1(f)) occurs and is continuing, the Lenders holding at least a majority in aggregate principal amount of the then outstanding Loans may, by written notice to the Borrower, declare the unpaid principal of and any accrued and unpaid interest and fees on all of the Loans to be immediately due and payable. Upon such declaration, all Obligations in respect of the Loans shall become immediately due and payable immediately. If an Event of Default specified in Section 7.1(f) occurs, all Obligations in respect of the Loans shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of any Lender.

         Section 7.3. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

         Section 7.4. Delay or Omission Not Waiver. No delay or omission by any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Lenders.

         Section 7.5. Waiver of Past Defaults. Subject to Section 11.3, the Required Lenders by written notice to the Borrower may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

         Section 7.6. Rights of Lenders To Receive Payment. Notwithstanding anything to the contrary contained in this Agreement, the right of any Lender to receive payment of principal of, premium and interest on the Loans and Bridge Notes held by such Lender, on or after the respective due dates expressed in this Agreement or the Bridge Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

                                  ARTICLE VIII.
                              PERMANENT SECURITIES

         Section 8.1. Permanent Securities. The Borrower and each of the Guarantors shall use their best efforts to do all things required in the reasonable opinion of the Investment Banks in connection with the sale of the Permanent Securities, including, but not limited to (i) commencing the preparation of a Rule 144A offering memorandum or registration statement under the Securities Act with respect to the Permanent Securities, and other documentation (including an indenture), all as deemed reasonably necessary by the Investment Banks and the Borrower, to effect the offering of Permanent Securities, (ii) no later than 45 Business Days following the Closing Date, delivering to the Investment Banks such unaudited consolidated and pro forma financial information, projections as to future operations and such other financial information relating to the Borrower and its Subsidiaries and their respective businesses and any probable or recently completed acquisition as may be reasonably requested by the Investment Banks, (iii) no later than 45 Business Days following the Closing Date, finalizing the Offering Documents in form and substance reasonably satisfactory to the Investment Banks, the Borrower and the Guarantors, including, if applicable, filings of a registration statement under the Securities Act, (iv) no later than 45 Business Days following the Closing Date, making appropriate Officers of the Borrower and its Subsidiaries available to the Investment Banks for meetings with prospective purchasers of the Permanent Securities and preparing and presenting to potential investors road show material in a manner consistent with other new issuances of high yield debt securities and (v) executing an underwriting or purchase agreement substantially in the form of NMS' standard underwriting or purchase agreement, as the case may be, modified as appropriate to reflect the terms of the transactions contemplated thereby and containing such terms, covenants, conditions, representations, warranties and indemnities as are customary in similar transactions and providing for the delivery of legal opinions, comfort letters, and Officers' Certificates, all in form and substance reasonably satisfactory to the Investment Banks and their counsel, as well as such other terms and conditions as the Investment Banks and their counsel may in their reasonable discretion consider appropriate in light of then prevailing market conditions applicable to similar financings or in light of any aspect of the transactions contemplated hereby that requires such other terms or conditions. The proceeds from the issuance of the Permanent Securities shall be used to prepay the Loans pursuant to Section 2.4.

                                   ARTICLE IX.
                                   TERMINATION

         Section 9.1. Termination. The Lenders, by notice to the Borrower, may terminate this Agreement at any time after the earlier of (i) the termination of the Merger Agreement, (ii) the consummation of the Merger without the making of any Bridge Loans and (iii) October 31, 1998.

         Section 9.2. Survival of Certain Provisions. If this Agreement is terminated pursuant to this Article IX, such termination shall be without liability of any party to any other party, except that, whether or not the transactions contemplated by this Agreement are consummated, (i) the Obligations of the Borrower and the Guarantors to reimburse the Lenders for all of their out-of-pocket expenses pursuant to Section 13.1 and the Fee Letter and (ii) the indemnity provisions contained in Article XII shall, in each case, remain operative and in full force and effect.

                                   ARTICLE X.
                                  SUBORDINATION

         Section 10.1. Agreement to Subordinate.

         The Borrower and the Guarantors agree, and each Lender agrees, that the Indebtedness evidenced by the Loans is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

         Section 10.2. Certain Definitions.

         "Designated Senior Debt" means any Senior Debt outstanding under the Credit Facility.

         "Permitted Junior Securities" means Equity Interests in the Borrower or any Guarantor or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Loans are subordinated to Senior Debt pursuant to this Agreement.

         "Representative" means the agent or representative for any Senior Debt.

         "Senior Debt" means (i) all Indebtedness outstanding under the Credit Facility and (ii) all Obligations with respect to any of the foregoing. Notwithstanding anything to the contrary in the foregoing, (i) Senior Debt shall not include (x) any Indebtedness of the Borrower or the Guarantors to any of its Subsidiaries or other Affiliates, (y) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted hereby) and (z) any Indebtedness that is incurred in violation of this Agreement and (ii) the aggregate amount of Senior Debt shall not exceed $150.0 million.

         A distribution may consist of cash, securities or other property, by set-off or otherwise.

         Section 10.3. Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Borrower or the Guarantors in a liquidation or dissolution of the Borrower or such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or such Guarantor or its property, in an assignment for the benefit of creditors or any marshalling of the Borrower's or such Guarantor's assets and liabilities:

                  (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before any Lender shall be entitled to receive any payment with respect to its Loan (except that Lenders may receive Permitted Junior Securities); and

                  (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any distribution to which Lenders would be entitled but for this Article X shall be made to holders of Senior Debt (except that Lenders may receive Permitted Junior Securities), as their interests may appear.

         Section 10.4. Default on Designated Senior Debt.

         The Borrower and the Guarantors may not make any payment or distribution to the Administrative Agent or any Lender in respect of Obligations with respect to the Loans and may not acquire from the Administrative Agent or any Lender any Loans for cash or property (other than Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

                  (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

                  (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that permits holders of the Designated Senior Debt to accelerate its maturity and the Administrative Agent receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section
         10.12 hereof. If the Administrative Agent receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.4 unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Loans that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Administrative Agent shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Borrower and the Guarantors may and shall resume payments on and distributions in respect of the Loans and may acquire them upon the earlier of:

         (1) the date upon which the default is cured or waived, or

         (2) in the case of a default referred to in Section 10.4(ii) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated, if this Article X otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

         Section 10.5. Acceleration of Securities.

         If payment of the Loans is accelerated because of an Event of Default, the Borrower shall promptly notify holders of Senior Debt of the acceleration.

         Section 10.6. When Distribution Must Be Paid Over.

         In the event that the Administrative Agent or any Lender receives any payment of any Obligations with respect to the Loans at a time when the Administrative Agent or such Lender, as applicable, has actual knowledge that such payment is prohibited by Section 10.4 hereof, such payment shall be held by the Administrative Agent or such Lender, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Administrative Agent undertakes to perform only such obligations on the part of the Administrative Agent as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Agreement against the Administrative Agent. The Administrative Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Administrative Agent shall pay over or distribute to or on behalf of Lenders, the Borrower, the Guarantors or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Administrative Agent.

         Section 10.7. Notice by the Borrower.

         The Borrower and the Guarantor shall promptly notify the Administrative Agent of any facts known to the Borrower or any Guarantor that would cause a payment of any Obligations with respect to the Loans to violate this Article X, but failure to give such notice shall not affect the subordination of the Loans to the Senior Debt as provided in this Article X.

         Section 10.8. Subrogation.

         After all Senior Debt is paid in full and until the Loans are paid in full, the Lenders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Loans) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Lenders have been applied to the payment of Senior Debt. A distribution made under this Article X to holders of Senior Debt that otherwise would have been made to the Lenders is not, as between the Borrower and the Guarantors, on one hand, and the Lenders, on the other hand, a payment by the Borrower and the Guarantors on the Loan.

         Section 10.9. Relative Rights.

         This Article X defines the relative rights of the Lenders and holders of Senior Debt. Nothing in this Agreement shall:

         (a) impair, as between the Borrower and the Guarantors, on one hand, and the Lenders, on the other hand, the obligation of the Borrower and the Guarantors, which is absolute and unconditional, to pay principal of and interest on the Loans in accordance with their terms;

         (b) affect the relative rights of the Lenders and creditors of the Borrower and the Guarantors other than their rights in relation to holders of Senior Debt; or

         (c) prevent the Administrative Agent or any Lender from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive distributions and payments otherwise payable to the Lenders.

         If the Borrower and the Guarantors fail because of this Article X to pay principal of or interest on a Loan on the due date, the failure is still a Default or Event of Default.

         Section 10.10. Subordination May Not Be Impaired by the Borrower and the Guarantors.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Loans shall be impaired by any act or failure to act by the Borrower and the Guarantors or any Lender or by the failure of the Borrower and the Guarantors or any Lender to comply with this Agreement.

         Section 10.11. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Borrower or any Guarantor referred to in this Article X, the Administrative Agent and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Administrative Agent or to the Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Borrower and the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

         Section 10.12. Rights of Administrative Agent.

         Notwithstanding the provisions of this Article X or any other provision of this Agreement, the Administrative Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Administrative Agent, and the Administrative Agent may continue to make payments on the Loans, unless the Administrative Agent shall have received at the address set forth in Section 14.2 hereof at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Loans to violate this Article X. Only a Representative may give the notice. Nothing in this

Article X shall impair the claims of, or payments to, the Administrative Agent under or pursuant to Article XIII hereof.

         The Administrative Agent in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Administrative Agent. Any agent may do the same with like rights.

         Section 10.13. Authorization to Effect Subordination.

         Each Lender, authorizes and directs the Administrative Agent on such Lender's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Administrative Agent to act as such Lender's attorney-in-fact for any and all such purposes.

         Section 10.14. Amendments.

         The provisions of this Article X and Section 11.2 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                   ARTICLE XI.
                                    GUARANTEE

         Section 11.1. The Guarantee.

         (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest, fees and premium (if any) on the Loans and the Bridge Notes, and the full and punctual payment of all other Obligations of the Borrower under this Agreement, the Bridge Notes and the other Loan Documents, including all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by the Borrower but for the effect of any Bankruptcy Law (collectively, the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that each of the Lenders may enforce this Guarantee up to the full amount guaranteed by each Guarantor hereunder against each Guarantor without proceeding against any other obligor or against any security for the Guaranteed Obligations. All payments made by each Guarantor under this Guarantee shall be paid at the place and in the manner specified in Section 2.8. Each Guarantor agrees that this is a continuing Guarantee of payment and not merely a Guarantee of collection.

         (b) The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the Borrower under this Agreement, the Bridge Notes or any other Loan Document, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to this Agreement, the Bridge Notes or any of the other Loan Documents;

                  (iii) any release, non-perfection or invalidity of any direct or indirect security for, or any other Person's guarantee of, any of the Guaranteed Obligations;

                  (iv) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of the Borrower's Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any obligor or any of their respective assets or any resulting release or discharge of any Obligation of the Borrower contained in the Loan Documents;

                  (v) the existence of any claim, set-off or other rights which any obligor may have at any time against the Borrower or any other Person, whether in connection herewith or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of this Agreement, the Bridge Notes or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of, interest, premium or fees on the Loans or any other amount payable by the Borrower under this Agreement, the Bridge Notes or any of the other Loan Documents; or

                  (vii) any other act or omission to act or delay of any kind by the Borrower or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guaranteed Obligations hereunder.

         (c) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower or another obligor, protest, notice and all demands whatsoever and covenants that, subject to this Article X, this Guarantee shall not be discharged except by complete payment and performance of all Guaranteed Obligations.

         (d) If any Lender is required by any court or otherwise to return to the Borrower or any Guarantor, or any Custodian for the Borrower or any of the other obligors or their respective assets, any amount paid to any Lender, this Guarantee, to the extent of the amount so returned, shall be reinstated in full force and effect.

         (e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Lenders in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Section 7.2 notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 7.2, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

         Section 11.2. Subordination of Guarantee. The obligations of each Guarantor under its Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Debt under the Credit Facility on the same basis as the Loans are junior and subordinated to Senior Debt of the Borrower under the Credit Facility.

         Section 11.3. Limitation on Liability. Each Guarantor and, by its acceptance of any Bridge Note, each Lender, hereby confirms that it is the intention of all such parties that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform

Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each Guarantor that are relevant under such laws, result in the Obligations of each Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

         Section 11.4. Stay of Acceleration. In the event that acceleration of the time for payment of any Guaranteed Obligation is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement and the Bridge Notes shall nonetheless by payable by the Guarantors forthwith on demand by any Lender.

         Section 11.5. Release of Guarantors. In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Agreement, including without limitation Section 4.19(c). Upon delivery by the Borrower to the Administrative Agent of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Borrower in accordance with the applicable provisions of this Agreement, including without limitation Section 4.19(c) hereof, the Administrative Agent shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligations under its Guarantee.

         Any Guarantor not released from its Obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Loans and for the other obligations of any Guarantor under this Agreement as provided in this Article XI.

                                  ARTICLE XII.
                                    INDEMNITY

         Section 12.1. Indemnification. In the event that the Lenders or any of their respective affiliates or any of their respective directors, officers, employees or agents (the "Indemnified Parties") becomes involved in any capacity in any action, proceeding or investigation in connection with any matter contemplated by the Commitment Letter, the Credit Parties (and any successors thereto), (collectively, the "Indemnifying Parties"), will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred. The Indemnifying Parties also agree to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising out of any matters contemplated by the Commitment Letter, unless (and only to the extent that) it shall be finally judicially determined that such losses, claims, damages or liabilities resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. The Indemnified Parties will promptly notify the Indemnifying Parties upon receipt of written notice of any claim or threat to institute a claim; provided that any failure by the Indemnified Parties to give such notice shall not relieve the Indemnifying Parties from the obligation to indemnify the Indemnified Parties, except to the extent that the Indemnifying Parties are materially prejudiced thereby.

         If any action, claim, investigation or other proceeding is instituted or threatened against any Indemnified Parties in respect of which indemnity may be sought hereunder, the Indemnifying Parties shall be entitled to assume the defense thereof with counsel selected by the Indemnifying Parties (which counsel shall be reasonably satisfactory to such Indemnified Parties) and after notice from the Indemnifying Parties to such Indemnified Parties of their election so to assume the defense thereof, the Indemnifying Parties will not be liable to such Indemnified Parties hereunder for any legal or other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof other than reasonable costs of investigation and such other expenses as have been approved in advance; provided that (i) if counsel for such Indemnified Parties determines in good faith that there is a conflict which requires separate representation for the Indemnifying Parties, on the one hand, and such Indemnified Parties, on the other hand, or (ii) the Indemnifying Parties fail to assume or proceed in a timely and reasonable manner with the defense of such action or fail to employ counsel reasonably satisfactory to such Indemnified Parties in any such action, then, in either such event, such Indemnified Parties shall be entitled to select one primary counsel (in addition to any necessary local counsel) of their own choice to represent such Indemnified Parties, and the Indemnifying Parties shall not, or shall no longer, be entitled to assume the defense thereof on behalf of such Indemnified Parties and such Indemnified Parties shall be entitled to indemnification for their expenses (including fees and expenses of such counsel) to the extent provided in the preceding paragraph. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the Indemnifying Parties and any counsel designated by the Indemnifying Parties. Nothing contained herein shall preclude any Indemnified Parties, at their own expense, from retaining additional counsel to represent such Indemnified Parties in any action with respect to which indemnity may be sought from the Indemnifying Parties hereunder. The Indemnifying Parties shall not be liable under this agreement for any settlement made by any Indemnified Parties without the Indemnifying Parties' prior written consent, and the Indemnifying Parties agree to indemnify and hold harmless any Indemnified Parties from and against any loss or liability by reason of the settlement of any claim or action with the consent of the Indemnifying Parties. The Indemnifying Parties shall not settle any such claim or action without the prior written consent of the Indemnified Parties unless such settlement provides for a full release of claims against the Indemnified Parties.

         Section 12.2. Indemnity not Available. If the indemnification provided for herein is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the Indemnifying Parties, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and expenses (i) in such portion as is appropriate to reflect the relative benefits received by the Indemnifying Parties, on the one hand, and such Indemnified Party, on the other, from the Transaction and the other transactions contemplated by the Bridge Commitment Letter (whether or not consummated) or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Parties, on the one hand, and such Indemnified Party, on the other, in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

         Section 12.3. Settlement of Claims. The Borrower and each Guarantor agree that, neither it nor any of its Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification or contribution could be sought under Section 12.1 or 12.2 (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

         Section 12.4. Appearance Expenses. If an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower, any Guarantor or any Affiliate thereof in which such Indemnified Party is not named as a defendant, each Credit Party agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

         Section 12.5. Indemnity for Taxes, Reserves and Expenses. If, after the date hereof, the adoption of any law or guideline or any amendment or change in the administration, interpretation or application of any existing or future law or guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Governmental Authority (whether or not having the force of law):

         (a) subjects any Affected Party to any tax of any kind with respect to this Agreement or the Bridge Notes or changes the basis of taxation of payments of amounts due hereunder or thereunder or with respect to this Agreement or any of the other Loan Documents, (including, without limitation, any sales, gross receipts, general corporate, personal property, privilege or license taxes, and including claims, losses and liabilities arising from any failure to pay or delay in paying any such tax, but excluding such net income or franchise taxes that are specifically excluded under Section 2.9(a));

         (b) imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board), special deposit or similar requirement against assets of the Borrower and the Guarantors held by, credit to the Borrower and the Guarantors extended by, deposits of the Borrower and the Guarantors with or for the account of, or other acquisition of funds of the Borrower and the Guarantors by, any Affected Party;

         (c) shall change the amount of capital maintained or requested or directed to be maintained by an Affected Party; or

         (d) imposes upon an Affected Party any other condition or expense (including, without limitation, (i) loss of margin and (ii) attorneys' fees and expenses, expenses incurred by officers or employees of an Affected Party (or any successor thereto) and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement or any of the other Loan Documents or the purchase, maintenance or funding of the Loans by an Affected Party, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, reduce the rate of return on capital of, or impose any expense (including loss of margin) upon, an Affected Party with respect to this Agreement, any of the other Loan Documents, the obligations hereunder or thereunder or the funding of the Loans hereunder, the Affected Party may notify the Indemnifying Party of the amount of such increase, reduction, or imposition, and the Indemnifying Parties hereby jointly and severally agree to pay to the Affected Party the amount the Affected Party deems necessary to compensate the Affected Party for such increase, reduction or imposition which determination shall be conclusive. Such amounts shall be due and payable by the Indemnifying Parties 15 days after such notice is given.

         Section 12.6. Survival of Indemnification. The provisions contained in this Article XII shall remain in full force and effect whether or not any of the transactions contemplated hereby are consummated and notwithstanding the termination of this Agreement or the payment in full of all Obligations hereunder.

         Section 12.7. Liability Not Exclusive; Payments. The agreements of each Indemnifying Party in this Article XII shall be in addition to any liability that each may otherwise have. All amounts due under this Article XII shall be payable as incurred upon written demand therefor.

                                  ARTICLE XIII.
                     THE ADMINISTRATIVE AGENT; THE ARRANGERS

         Section 13.1. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         Section 13.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         Section 13.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement, opinion or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

         Section 13.4. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Bridge Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of the Bridge Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         Section 13.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Borrower or any of its Subsidiaries referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         Section 13.6. Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any material or other information provided by the Administrative Agent (which, if so furnished, are acknowledged by the Lenders to be for informational purposes only and without representation or warranty) or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender confirms that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial or other condition, prospects or credit worthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         Section 13.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower or any of its Subsidiaries and without limiting the obligation of the Borrower and any of its Subsidiaries to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (include, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other Obligations payable hereunder.

         Section 13.8. Administrative Agent, in Its Individual Capacities. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not acting in such capacities hereunder and under the other Loan Documents. With respect to the Loans made or renewed by it and the Bridge Note issued to it the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         Section 13.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent, hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean and include such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         Section 13.10. Arrangers. Except as expressly set forth herein, the Arrangers, in their capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Loan Documents.

                                  ARTICLE XIV.
                                  MISCELLANEOUS

         Section 14.1. Expenses; Documentary Taxes. The Borrower and the Guarantors hereby jointly and severally agree to pay (a) all reasonable out-of-pocket expenses (including, without limitation, expenses incurred in connection with due diligence of the Lenders) associated with the preparation, execution and delivery, administration, waiver, enforcement or modification and enforcement of the documentation contemplated hereby and (b) the reasonable fees and disbursements of legal counsel to the Lenders in connection with the transactions contemplated herein, including in each case those incurred prior to the date hereof. The Borrower and the Guarantors hereby jointly and severally agree to indemnify the Lenders against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery, or the terms, of this Agreement or any of the other Loan Documents.

         Section 14.2. Notices. All notices and other communications pertaining to this Agreement or any Bridge Note shall be in writing and shall be delivered
(a) in Person (with receipt acknowledged), (b) by facsimile (confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth), or (c) by overnight courier, addressed as follows:

                  (i)      If to the Administrative Agent, to it at:

                           NationsBridge, L.L.C.
                           NationsBank Corporate Center
                           100 North Tryon Street, 7th Floor
                           Charlotte, N.C.  28255
                           Attention: Peter Sherman
                           Facsimile No.:  (704) 388-9941

                           with a copy to:

                           Latham & Watkins
                           885 Third Avenue, Suite 1000
                           New York, New York 10022
                           Attention:  Kirk A. Davenport
                           Facsimile No.:  (212) 751-4864

                  (ii) If to any Lender, to it at its address set forth on the signature pages hereto:

                  (iii)    If to the Borrower or any Guarantor, to it at:

                           PCA International, Inc.
                           815 Matthews-Mint Hill Road
                           Matthews, North Carolina  28105
                           Attention:  Chief Financial Officer
                           Facsimile No.:  (704) 847-1548
                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019
                           Attention:  Richard Borisoff, Esq.
                           Facsimile No.:  (212) 757-3990

or to such other Person or address as shall be furnished in writing delivered to the other parties in compliance with this Section.

         Section 14.3. Consent to Amendments and Waivers.

         (a) Except as provided in Section 14.3(b), this Agreement and the Bridge Notes may be amended or supplemented with the consent of the Borrower, each Guarantor and the Required Lenders and any existing default or compliance with any provision of this Agreement or the Bridge Notes may be waived with the consent of the Required Lenders. Bridge Notes held by the Borrower or any of its Affiliates will not be deemed to be outstanding for purposes of this Section 14.3.

         (b) Notwithstanding the provisions of Section 14.3(a), without the consent of each Lender affected thereby, an amendment or waiver may not: (i) reduce the principal amount of any Loan, (ii) change the fixed maturity of any Loan, (iii) reduce the rate of or change the time for payment of interest on any Loan, (iv) waive a Default or Event of Default in the payment of principal of or premium, or interest, if any, on the Loans or an other amounts payable under any of the Loan Documents, (v) make any Loan payable in money other than that stated in the applicable Loan, (vi) make any change in the provisions of this Agreement relating to the rights of Lenders to receive (A) prepayments on, or (B) payments of principal of, or premium, fees or interest, if any, or fees or interest on, the Loans, (vii) make any change to the provisions of Article VIII that would adversely affect the rights of any Lender, (viii) release any Guarantor from its Guarantee except as provided herein, (ix) amend the provisions of Article X hereof if such amendment would adversely affect the rights of any Lenders or
(ix) make any change in the foregoing amendment and waiver provisions.

         (c) The Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment permitted by Section 14.3(a) unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

         Section 14.4. Parties. This Agreement shall inure to the benefit of and be binding upon the Borrower, each Guarantor, the Affected Parties and each of their respective successors and assigns. Except as expressly in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. Except as expressly provided in this Agreement, this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Affected Parties and their respective successors and assigns, and for the benefit of no other Person. The Obligations of the Credit Parties hereunder shall be joint and several obligations of each of them.

         Section 14.5. New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE BRIDGE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE BORROWER, EACH GUARANTOR AND EACH OF THE LENDERS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE BRIDGE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER, EACH GUARANTOR AND EACH OF THE LENDERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER, EACH GUARANTOR AND EACH OF THE LENDERS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BRIDGE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 14.6. Replacement Notes. If any Bridge Note becomes mutilated and is surrendered by the applicable Lender to the Borrower, or if any Lender claims that any of its Bridge Notes has been lost, destroyed or wrongfully taken, the Borrower shall execute and deliver to such Lender a replacement Bridge Note, upon the delivery by such Lender of an indemnity to the Borrower to save it and any agent of it harmless in respect of such loss, destruction or wrongful taking with respect to such Bridge Note.

         Section 14.7. Marshalling; Recapture. Neither the Administrative Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

         Section 14.8. Limitation of Liability. No claim may be made by the Borrower any Guarantor or any other Person against the Administrative Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower and each Guarantor hereby waive, release and agree not to sue and shall cause each of its respective Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 14.9. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

         Section 14.10. Currency Indemnity. The Borrower acknowledges and agrees that this is a credit transaction where specification of dollars is of the essence and dollars shall be the currency of account and payment in all events. If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lenders in dollars, the Borrower shall pay the Lender such shortfall and the Lenders shall have a separate cause of action for such amount.

         Section 14.11. Waiver of Immunity. To the extent that the Borrower or any Guarantor has or hereafter may acquire any immunity from:

                  (a) the jurisdiction of any court of (i) any jurisdiction in which the Borrower or any Guarantor owns or leases property or assets or (ii) the United States, the State of New York or any political subdivision thereof; or

                  (b) from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, this Agreement, any Loan Document or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced document to the extent such waiver is permitted by law.

         Section 14.12. Freedom of Choice. The submission to the jurisdiction of the courts referred to in this Article XIV shall not (and shall not be construed so as to) limit the right of any Lender to take proceedings against the Borrower or any Guarantor in the courts of any country in which the Borrower or such Guarantor has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

         Section 14.13. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants and agreements of the Borrower and each Guarantor in this Agreement shall bind their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of the Required Lenders.

         Section 14.14. Merger. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements among the parties relating to the subject matter hereof, except for those provisions in the Fee Letter (including the exhibits thereto) and the Engagement Letter that are in addition to the provisions contained herein.

         Section 14.15. Severability Clause. In case any provision in this Agreement or any Bridge Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective in such jurisdiction only to the extent of such invalidity, illegality or unenforceability.

         Section 14.16. Representations, Warranties and Agreements To Survive Delivery. All representations, warranties and agreements contained in or incorporated into this Agreement, or contained in Officers' Certificates submitted pursuant hereto, shall remain operative and in full force and effect until all Obligations under all of the Loan Documents have been repaid in full, regardless of any investigation made by or on behalf of the Lenders or any controlling Person of the Lenders, or by or on behalf of the Borrower or any controlling Person of the Borrower, and shall survive delivery of the Bridge Notes.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BORROWER:                              PCA INTERNATIONAL, INC.,
                                       a North Carolina corporation


                                       By: /s/ John Grasso
                                           --------------------------------
                                           Name:
                                           Title:


GUARANTORS:                            PCA PHOTO CORPORATION OF CANADA, INC.,
                                       a North Carolina corporation

                                       PCA SPECIALTY RETAIL PHOTO
                                       CORPORATION, INC.,
                                       a North Carolina corporation

                                       PHOTO CORPORATION OF AMERICA,
                                       a North Carolina corporation

                                       PCA NATIONAL, INC.,
                                       a North Carolina corporation

                                       AMERICAN STUDIOS, INC.
                                       a North Carolina corporation


                                       By:   /s/ John Grasso
                                             ------------------------------
                                       Name:
                                             ------------------------------
                                       Title:  President of each of the
                                               above-named Guarantors


NATIONSBRIDGE, L.L.C., as
Administrative Agent



By: /s/ L.E. Wentz
    ---------------------------
    Name:
    Title:

Lender:  NationsBridge, L.L.C.

Commitment Amount:

$60,000,000                            NATIONSBRIDGE, L.L.C.


                                       By:   /s/ Lynne E. Wentz
                                             ------------------------------
                                             Name:  Lynne E. Wentz
                                             Title: Managing Director


                                       Wire Transfer Instructions

                                       Name of Bank:  NationsBank, National
                                                      Association
                                       ABA#:
                                       For the account of
                                       Account No.:
                                       Reference:
                                       Attention:
                                       Telephone:


Lender:  The Chase Manhattan Bank

Commitment Amount:

$40,000,000                            THE CHASE MANHATTAN BANK


                                       By:   /s/ Kathryn A. Duncan
                                             ------------------------------
                                             Name:  Kathryn A. Duncan
                                             Title: Vice President


                                       Wire Transfer Instructions

                                       Name of Bank:  The Chase Manhattan Bank
                                       ABA#: 021000021
                                       For the account of
                                         Commercial Loan Operations
                                       Account No.: Dept IC5 9420
                                       Reference: PCA International, Inc.
                                       Attention: John Knapp
                                       Telephone: (718) 242-0627

                                                                       Exhibit A


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Bridge Loan Agreement, dated as of August 25, 1998 (as amended, supplemented or otherwise modified from time to time, the "Bridge Loan Agreement"), by and among PCA International, Inc., a North Carolina corporation (the "Borrower"), the Guarantors named on the signature pages thereto as guarantors (each a "Guarantor" and, collectively, the "Guarantors") and NationsBanc Montgomery Securities LLC, as Arranger (the "Arranger"), NationsBridge, L.L.C., as Administrative Agent (in such capacity, the "Administrative Agent") and the lenders named on the signature pages thereto (the "Lenders"). Unless otherwise defined herein, terms defined in the Bridge Loan Agreement and used herein shall have the meanings given to them in the Bridge Loan Agreement.

         The Assignor identified on Schedule I hereto (the "Assignor") and the Assignee identified on Schedule I hereto (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the percentage interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Bridge Loan Agreement (the "Assigned Facilities"), in a principal amount for the Assigned Facilities as set forth on Schedule I hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Bridge Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Bridge Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim: (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Bridge Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Bridge Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Bridge Notes for a new Bridge Note or Bridge Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Bridge Notes for a new Bridge Note or Bridge Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which are effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Bridge Loan Agreement, and all schedules and exhibits thereto together with copies of the financial information delivered pursuant to subsection 4.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Bridge Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Bridge Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by' the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Bridge Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Bridge Loan Agreement are required to be performed by it as a Lender; and (f) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Bridge Loan Agreement, the other Loan Documents or any others instrument or documents furnished pursuant hereto or thereto.

         4. The Assignor hereby assigns to Assignee all of its rights and obligations under the Fee Letter with respect to the Assigned Interest.

         5. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule I hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 6.7 of the Bridge Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         7. From and after the Effective Date, (a) the Assignee shall be a party to the Bridge Loan Agreement and the Fee Letter and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Bridge Loan Agreement and the Fee Letter.

         8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

                                   Schedule 1
                          to Assignment and Acceptance


Name of Assignor: _______________________________

Name of Assignee: _______________________________

Effective Date of Assignment: ___________________


                          Principal Commitment
Credit Facility Assigned  Amount Assigned      Commitment Percentage Assigned(1)
------------------------  ---------------      ---------------------------------

                          $----------------            ----- . ---------%





------------
(1) Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders.

[Name of Assignee]                               [Name of Assignor]

By: _________________________________     By:_______________________________
Title:                                         Title:



Accepted:

NATIONSBRIDGE, L.L.C.
as Administrative Agent


By: _____________________________________
Title:

                                                                       Exhibit B


THE SECURITY EVIDENCED OR CONSTITUTED HEREBY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT (OR AN EXEMPTION THEREFROM) HAVE BEEN COMPLIED WITH.

No. __                                                       New York, New York
$______________                                           ______________, 1998

                 SENIOR SUBORDINATED INCREASING RATE BRIDGE NOTE

         FOR VALUE RECEIVED, the undersigned, PCA International, Inc., a North Carolina corporation (the "Company"), promises to pay to the order of _______________________________, or its registered assigns (the "Holder"), the principal sum of the aggregate of (i) __________________ Dollars ($_______) and
(ii) the aggregate amount by which the principal amount of this Bridge Note is increased pursuant to Section 2.3(e) of the Bridge Loan Agreement referred to below, and to pay interest from the date hereof on the unpaid principal amount hereof from time to time outstanding, at the rates per annum and on the dates specified in that certain Bridge Loan Agreement, dated as of August 25, 1998 (as amended, restated and/or otherwise modified from time to time, the "Bridge Loan Agreement"), by and among the Company, the Guarantors named on the signature pages thereto as guarantors (each a "Guarantor" and, collectively, the "Guarantors"), NationsBanc Montgomery Securities LLC, as Arranger (the "Arranger"), NationsBridge, L.L.C., as Administrative Agent (in such capacity, the "Administrative Agent") and the lenders named on the signature pages thereto (the "Lenders"). Terms used herein and not otherwise defined have the meanings assigned to them in the Bridge Loan Agreement. In the event the principal amount of this Bridge Note is increased in accordance with Section 2.3(e) of the Bridge Loan Agreement, the Holder may exchange this Bridge Note for a Bridge Note definitively stating the aggregate principal amount hereof pursuant to Section
6.2 of the Bridge Loan Agreement.

         The unpaid principal balance of this Bridge Note, together with all accrued and unpaid interest thereon, shall become due and payable on the Maturity Date unless the Conversion Date occurs, in which case the unpaid principal balance hereof, together with all accrued and unpaid interest thereon, shall become due and payable on the date that is eight years after the Closing Date.

         The Company promises to pay interest on demand, to the extent permitted by law, on any overdue principal and interest from their due dates at the rate per annum as specified in Section 2.3 of the Bridge Loan Agreement.

         All payments of the principal of and premium and interest on this Bridge Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts, by transfer of immediately available funds into a bank account designated by the Holder in writing to the Company. Interest on this Bridge Note shall accrue at the rate and in the manner provided in Section 2.3 of the Bridge Loan Agreement.

         The Company agrees to pay, upon demand, all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of legal counsel to the Holder) associated with the waiver, enforcement or modification of the Bridge Loan Agreement or this Bridge Note.

         This Bridge Note is entitled to the benefits of a joint and several unconditional and irrevocable guarantee (the "Note Guarantee") of, inter alia, the due and punctual payment of the principal of, premium (if any) and interest on this Bridge Note as set forth the Bridge Loan Agreement. Each of the Guarantors has acknowledged its liability under the Note Guarantee by signing this Bridge Note.

         The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         This Bridge Note is one of the Bridge Notes referred to in the Bridge Loan Agreement, which Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment in full of the principal hereof prior to maturity and for the amendment or waiver of certain provisions of the Bridge Loan Agreement, all upon the terms and conditions therein specified. In the event of any conflict between the provisions of this Bridge Note and the Bridge Loan Agreement, the provisions of the Bridge Loan Agreement shall govern.

         THIS BRIDGE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Company has caused this Bridge Note to be signed in its corporate name by its duly authorized officer and to be dated as of the day and year first above written.

                                        PCA INTERNATIONAL, INC.


                                        By:  ________________________________
                                               Name:
                                               Title:


Acknowledgment of Note Guarantee:

PCA PHOTO CORPORATION OF
CANADA, INC., a North Carolina corporation

PCA SPECIALTY RETAIL PHOTO
CORPORATION, INC.,
a North Carolina corporation

PHOTO CORPORATION OF AMERICA,
a North Carolina corporation

PCA NATIONAL, INC.,
a North Carolina corporation

AMERICAN STUDIOS, INC.
a North Carolina corporation


By:
Name:   ____________________________________
Title:  ____________________________________
        President of each of the above-named
        Guarantors

                              [Back of Bridge Note]

            OPTION OF HOLDER TO ELECT PURCHASE UPON CHANGE OF CONTROL

         If you want to elect to have this Bridge Note purchased by the Company pursuant to Section 4.29 of the Bridge Loan Agreement check the box below.

         [ ] Please purchase the entire amount of this Bridge Note

         If you want to elect to have only part of this Bridge Note purchased by the Company pursuant to Section 4.29 of the Bridge Loan Agreement, state the amount you elect to have purchased: $_____________.

Date: ________________________

                                    Your Signature:



                                    ------------------------------------------
                                    (Sign exactly as your name appears on
                                    the face of this Note)



                                    Tax Identification No. ____________________


Signature Guarantee:


----------------------------